Exhibit 99.3

Item 8.	Financial Statements and Supplementary Data

Hersha Hospitality Trust

Report of Independent Registered Public Accounting Firm

The Board of Trustees and Stockholders of
Hersha Hospitality Trust:

We have audited the accompanying consolidated balance sheets of Hersha Hospitality Trust and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations,  equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2008.  These consolidated financial statements are the responsibility of Hersha Hospitality Trust’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.    We did not audit the financial statements of Mystic Partners, LLC an equity method investee company (See note 3) as of and for the year ended December 31, 2006.   The Company's equity in earnings of Mystic Partners, LLC was $1,691,000 for the year ended December 31, 2006.   The 2006 financial statements of Mystic Partners, LLC were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Mystic Partners as of and for the year ended December 31, 2006, is based on the report of the other auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.    An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.    An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.    We believe that our audits provide a reasonable basis for our opinions.

In our opinion, based on our audits and the report of other auditors related to 2006, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hersha Hospitality Trust and subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2008, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, the Company has retrospectively applied certain adjustments upon the adoption of new accounting standards related to noncontrolling interests.

/s/ KPMG LLP

Philadelphia, Pennsylvania
March 5, 2009, except as to notes 1, 4, 10 and 12 which are as of November 11, 2009

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2008  AND 2007
[IN THOUSANDS, EXCEPT SHARE AMOUNTS]

	December 31, 2008	December 31, 2007
Assets:
Investment in Hotel Properties, net of Accumulated Depreciation	$982,082	$893,297
Investment in Unconsolidated Joint Ventures	46,283	51,851
Development Loans Receivable	81,500	58,183
Cash and Cash Equivalents	15,697	12,327
Escrow Deposits	12,404	13,706
Hotel Accounts Receivable, net of allowance for doubtful accounts of $120 and $47	6,870	7,287
Deferred Costs, net of Accumulated Amortization of $3,606 and $3,252	9,157	8,048
Due from Related Parties	3,595	1,256
Intangible Assets, net of Accumulated Amortization of $595 and $764	7,300	5,619
Other Assets	13,517	16,033

Total Assets	$1,178,405	$1,067,607

Liabilities and Equity:
Line of Credit	$88,421	$43,700
Mortgages and Notes Payable, net of unamortized discount of $61 and $72	655,360	619,308
Accounts Payable, Accrued Expenses and Other Liabilities	17,745	17,728
Dividends and Distributions Payable	11,240	9,688
Due to Related Parties	302	2,025

Total Liabilities	773,068	692,449

Redeemable Noncontrolling Interests - Common Units (Note 1)	$18,739	$-

Equity:
Shareholders' Equity:
Preferred Shares - 8% Series A, $.01 Par Value, 2,400,000 Shares Issued and Outstanding at December 31, 2008 and 2007 (Aggregate Liquidation Preference $60,000)	24	24
Common Shares - Class A, $.01 Par Value, 80,000,000 Shares Authorized, 48,276,222 and 41,203,612 Shares Issued and Outstanding at December 31, 2008 and 2007, respectively	483	412
Common Shares - Class B, $.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding	-	-
Accumulated Other Comprehensive Loss	(109)	(23)
Additional Paid-in Capital	463,772	397,127
Distributions in Excess of Net Income	(114,207)	(67,135)
Total Shareholders' Equity	349,963	330,405

Noncontrolling Interests (Note 1):
Noncontrolling Interests - Common Units	34,781	42,845
Noncontrolling Interests - Consolidated Joint Ventures	1,854	1,908
Total Noncontrolling Interests	36,635	44,753

Total Equity	386,598	375,158

Total Liabilities and Equity	$1,178,405	$1,067,607

The Accompanying Notes Are an Integral Part of These Consolidated Financial Statements.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006
[IN THOUSANDS, EXCEPT SHARE AND  PER SHARE AMOUNTS]

	2008	2007	2006
Revenue:
Hotel Operating Revenues	$236,162	$214,883	$117,705
Interest Income from Development Loans	7,890	6,046	2,487
Other Revenues	1,141	980	737
Total Revenues	245,193	221,909	120,929

Operating Expenses:
Hotel Operating Expenses	133,817	119,499	65,915
Hotel Ground Rent	1,040	856	804
Real Estate and Personal Property Taxes and Property Insurance	12,384	10,803	5,492
General and Administrative	8,710	7,945	5,820
Acquisition and Terminated Transaction Costs	380	149	316

Impairment of Development Loan Receivable and Other Assets	21,004	-	-
Depreciation and Amortization	38,904	31,943	16,786
Total Operating Expenses	216,239	171,195	95,133

Operating Income	28,954	50,714	25,796

Interest Income	306	686	1,182
Interest Expense	41,218	40,237	23,500
Other Expense	129	83	102
Loss on Debt Extinguishment	1,568	-	1,485
(Loss) income before income from Unconsolidated Joint Venture Investments and Discontinued Operations	(13,655)	11,080	1,891

Unconsolidated Joint Ventures
Income from Unconsolidated Joint Venture Investments	1,373	3,476	1,799
Impairment of Investment in Unconsolidated Joint Venture	(1,890)	-	-
(Loss) income from Unconsolidated Joint Venture Investments	(517)	3,476	1,799

(Loss) income from Continuing Operations	(14,172)	14,556	3,690

Discontinued Operations (Note 12):
Gain on Disposition of Hotel Properties	2,888	4,248	784
(Loss) income from Discontinued Operations	855	1,368	1,330
Income from Discontinued Operations	3,743	5,616	2,114

Net (Loss) income	(10,429)	20,172	5,804

Loss (income) allocated to Noncontrolling Interests	1,621	(2,325)	(706)
Preferred Distributions	(4,800)	(4,800)	(4,800)

Net (Loss) income applicable to Common Shareholders	$(13,608)	$13,047	$298

The Accompanying Notes Are an Integral Part of These Consolidated Financial Statements.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006
[IN THOUSANDS, EXCEPT SHARE AND  PER SHARE AMOUNTS]

	2008		2007		2006
Earnings Per Share:
BASIC
Loss from continuing operations applicable to common shareholders	$(0.38)		$0.20		$(0.05)
Income from discontinued operations applicable to common shareholders	0.07		0.12		0.06

Net loss applicable to common shareholders	$(0.31)		$0.32		$0.01

DILUTED
Loss from continuing operations applicable to common shareholders	$(0.38	) *	$0.20	*	$(0.05	) *
Income from discontinued operations applicable to common shareholders	0.07	*	0.12	*	0.06	*

Net loss applicable to common shareholders	$(0.31	) *	$0.32	*	$0.01	*

Weighted Average Common Shares Outstanding:
Basic	45,184,127		40,718,724		27,118,264
Diluted	45,184,127	*	40,718,724	*	27,118,264	*

*    Income allocated to noncontrolling interest in the Partnership has been excluded from the numerator and OP Units have been omitted from the denominator for the purpose of computing diluted earnings per share since the effect of including these amounts in the numerator and denominator would have no impact. Weighted average OP Units outstanding for the years ended December 31, 2008, 2007 and 2006 were 8,034,737, 5,464,670 and 3,554,361, respectively.    Unvested stock awards have been omitted from the denominator for the purpose of computing diluted earnings per share for the years ended December 31, 2008, 2007 and 2006 since the effect of including these awards in the denominator would be anti-dilutive to income from continuing operations applicable to common shareholders.

The Accompanying Notes Are an Integral Part of These Consolidated Financial Statements.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EQUITY AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006
[IN THOUSANDS, EXCEPT SHARES]

	Shareholders' Equity										Noncontrolling Interests					Redeemable Noncontrolling Interests
	Class A		Class B		Series A
	Common Shares		Common Shares		Preferred Shares						Common Units					Common Units
	Shares	Dollars	Shares	Dollars	Shares	Dollars	Additional Paid-In Capital	Other Comprehensive Income	Distributions in Excess of Net Earnings	Total Shareholders' Equity	Shares	Dollars	Consolidated Joint Ventures	Total Noncontrolling Interests	Total Equity	Shares	Dollars
Balance at December 31, 2005	20,373,752	$203	-	-	2,400,000	$24	$193,228	$327	$(29,079)	$164,703	2,834	$15,147	$2,079	$17,226	$181,929	-	$-
Common Stock Issuance	20,118,750	201	-	-	-	-	191,875	-	-	192,076	-	-	-	-	192,076	-	-
Issuance Costs	-	-	-	-	-	-	(1,061)			(1,061)	-	-	-	-	(1,061)	-	-
Unit Conversion	82,077	1	-	-	-	-	649	-	-	650	(82)	(651)	-	(651)	(1)	-	-
Common Units Issued for Acquisitions	-	-	-	-	-	-	-	-	-	-	1,083	9,940	-	9,940	9,940	-	-
Reallocation of Noncontrolling Interest	-	-	-	-	-	-	(3,467)	-	-	(3,467)	-	3,467	-	3,467	-	-	-
Dividends declared:
Common Stock ($0.72 per share)	-	-	-	-	-	-	-	-	(21,854)	(21,854)	-	(2,638)	-	(2,638)	(24,492)	-	-
Preferred Stock ($2.00 per share)	-	-	-	-	-	-	-	-	(4,800)	(4,800)	-	-	-	-	(4,800)	-	-
Consolidated Joint Ventures:
Acquisitions for Consolidated Joint Ventures	-	-	-	-	-	-	-	-	-	-	-	-	1,196	1,196	1,196	-	-
Distributions from Consolidated Joint Ventures	-	-	-	-	-	-	-	-	-	-	-	-	(221)	(221)	(221)	-	-
Dividend Reinvestment Plan	2,871	-	-	-	-	-	29	-	-	29	-	-	-	-	29	-	-
Stock Based Compensation
Restricted Share Award Grants	89,500	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Restricted Share Award Vesting	-	-	-	-	-	-	293			293	-	-	-	-	293	-	-
Share Grants to Trustees	5,000	-	-	-	-	-	46	-	-	46	-	-	-	-	46	-	-
Comprehensive Income (Loss):
Other Comprehensive Loss	-	-	-	-	-	-	-	(94)	-	(94)	-	-	-	-	(94)	-	-
Net Income	-	-	-	-	-	-	-	-	5,098	5,098	-	668	38	706	5,804	-	-
Total Comprehensive Income										5,004	-	668	38	706	5,710	-	-
Balance at December 31, 2006	40,671,950	$405	-	$-	2,400,000	$24	$381,592	$233	$(50,635)	$331,619	3,835	$25,933	$3,092	$29,025	$360,644	-	$-
Unit Conversion	306,460	3	-	-	-	-	2,366	-	-	2,369	(306)	(2,369)	-	(2,369)	-	-	-
Unit Conversion Costs	-	-	-	-	-	-	(142)	-	-	(142)	-	-	-	-	(142)	-	-
Common Units Issued for Acquisitions	-	-	-	-	-	-	-	-	-	-	2,896	33,530	-	33,530	33,530	-	-
Reallocation of Noncontrolling Interest	-	-	-	-	-	-	12,422	-	-	12,422	-	(12,422)	-	(12,422)	-	-	-
Dividends declared:
Common Stock ($0.72 per share)	-	-	-	-	-	-	-	-	(29,547)	(29,547)	-	(4,222)	-	(4,222)	(33,769)	-	-
Preferred Stock ($2.00 per share)	-	-	-	-	-	-	-	-	(4,800)	(4,800)	-	-	-	-	(4,800)	-	-
Consolidated Joint Ventures:
Acquisitions of Remaining Interest in Consolidated Joint Ventures	-	-	-	-	-	-	-	-	-	-	-	-	(587)	(587)	(587)	-	-
Distributions from Consolidated Joint Ventures	-	-	-	-	-	-	-	-	-	-	-	-	(527)	(527)	(527)	-	-
Dividend Reinvestment Plan	2,620	1	-	-	-	-	29	-	-	30	-	-	-	-	30	-	-
Stock Based Compensation
Restricted Share Award Grants	214,582	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Restricted Share Award Vesting	-	2	-	-	-	-	766	-	-	768	-	-	-	-	768	-	-
Share Grants to Trustees	8,000	1	-	-	-	-	94	-	-	95	-	-	-	-	95	-	-
Comprehensive Income (Loss):
Other Comprehensive Loss	-	-	-	-	-	-	-	(256)	-	(256)	-	-	-	-	(256)	-	-
Net Income	-	-	-	-	-	-	-	-	17,847	17,847	-	2,395	(70)	2,325	20,172	-	-
Total Comprehensive Income										17,591	-	2,395	(70)	2,325	19,916	-	-
Balance at December 31, 2007	41,203,612	$412	-	$-	2,400,000	$24	$397,127	$(23)	$(67,135)	$330,405	6,425	$42,845	$1,908	$44,753	$375,158	-	$-
Common Stock Issuance	6,600,000	66	-	-	-	-	62,007	-	-	62,073	-	-	-	-	62,073	-	-
Issuance Costs	-	-	-	-	-	-	(228)	-	-	(228)	-	-	-	-	(228)	-	-
Unit Conversion	175,843	2	-	-	-	-	1,370	-	-	1,372	(176)	(1,372)	-	(1,372)	-	-	-
Common Units Issued for Acquisitions	-	-	-	-	-	-	-	-	-	-	2,497	21,624	-	21,624	21,624	-	-
Reallocation of Noncontrolling Interest	-	-	-	-	-	-	1,966	-	-	1,966	-	(683)	-	(683)	1,283	-	(1,283)
Reclassification of Noncontrolling Interests	-	-	-	-	-	-	-			-	(3,064)	(20,670)	-	(20,670)	(20,670)	3,064	20,670
Dividends declared:
Common Stock ($0.72 per share)	-	-	-	-	-	-	-	-	(33,464)	(33,464)	-	(5,492)	-	(5,492)	(38,956)	-	(552)
Preferred Stock ($2.00 per share)	-	-	-	-	-	-	-	-	(4,800)	(4,800)	-	-	-	-	(4,800)	-	-
Dividend Reinvestment Plan	5,092	-	-	-	-	-	31	-	-	31	-	-	-	-	31	-	-
Stock Based Compensation
Restricted Share Award Grants	281,675	3	-	-	-	-	(3)	-	-	-	-	-	-	-	-	-	-
Restricted Share Award Vesting	-	-	-	-	-	-	1,411	-	-	1,411	-	-	-	-	1,411	-	-
Share Grants to Trustees	10,000	-	-	-	-	-	91	-	-	91	-	-	-	-	91	-	-
Comprehensive Income (Loss):
Other Comprehensive Loss	-	-	-	-	-	-	-	(86)	-	(86)	-	-	-	-	(86)	-	-
Net Loss	-	-	-	-	-	-	-	-	(8,808)	(8,808)	-	(1,471)	(54)	(1,525)	(10,333)	-	(96)
Total Comprehensive Loss										(8,894)	-	(1,471)	(54)	(1,525)	(10,419)	-	(96)
Balance at December 31, 2008	48,276,222	$483	-	$-	2,400,000	$24	$463,772	$(109)	$(114,207)	$349,963	5,682	$34,781	$1,854	$36,635	$386,598	3,064	$18,739

The Accompanying Notes Are an Integral Part of These Consolidated Financial Statements.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007, AND 2006
[IN THOUSANDS, EXCEPT SHARE AND  PER SHARE AMOUNTS]

	2008	2007	2006
Operating activities:
Net (loss) income	$(10,429)	$20,172	$5,804
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Gain on disposition of hotel assets held for sale	(2,888)	(4,248)	(784)
Impairment of development loan receivable and other asset	21,004	-	-
Depreciation	41,219	34,963	20,131
Amortization	1,958	1,812	1,118
Debt extinguishment	1,587	-	1,485
Equity in loss (income) of unconsolidated joint ventures	517	(3,476)	(1,799)
Distributions from unconsolidated joint ventures	3,036	4,501	4,578
Loss (gain) recognized on change in fair value of derivative instrument	71	(89)	(197)
Stock based compensation expense	1,502	852	339
Change in assets and liabilities:
(Increase) decrease in:
Hotel accounts receivable	420	(2,500)	(1,731)
Escrows	1,302	1,845	(87)
Other assets	(1,132)	(261)	(2,781)
Due from related party	(3,251)	3,691	(2,131)
Increase (decrease) in:
Due to related party	(1,115)	(1,291)	(1,448)
Accounts payable and accrued expenses	93	3,329	4,720
Net cash provided by operating activities	53,894	59,300	27,217

Investing activities:
Purchase of hotel property assets	(63,626)	(32,658)	(395,359)
Capital expenditures	(19,226)	(16,773)	(11,020)
Proceeds from disposition of hotel assets held for sale	6,456	11,905	9,800
Deposits on hotel acquisitions	-	-	(2,100)
Cash paid for franchise fee intangible	(57)	(11)	(46)
Investment in notes receivable	-	-	(1,057)
Repayment of notes receivable	1,350	34	1,909
Investment in development loans receivable	(64,200)	(65,700)	(51,616)
Repayment of development loans receivable	22,416	53,000	37,050
Distributions from unconsolidated joint venture	2,113	6,485	2,767
Advances and capital contributions to unconsolidated joint ventures	(96)	(2,309)	(4,209)
Net cash used in investing activities	(114,870)	(46,027)	(413,881)

Financing activities:
Proceeds from (repayments of) borrowings under line of credit, net	44,721	19,700	24,000
Principal repayment of mortgages and notes payable	(57,421)	(20,717)	(80,222)
Proceeds from mortgages and notes payable	59,156	28,543	280,205
Settlement of interest rate derivative	-	-	79
Cash paid for deferred financing costs	(1,244)	(286)	(1,224)
Proceeds from issuance of common stock, net	61,845	-	191,015
Stock issuance costs related to conversion of partnership units	-	(143)	-
Distributions to partners in consolidated joint ventures	-	(526)	(221)
Dividends paid on common shares	(32,169)	(29,424)	(18,174)
Dividends paid on preferred shares	(4,800)	(4,800)	(4,800)
Distributions paid on common partnership units	(5,742)	(3,609)	(2,458)
Net cash provided by (used in) financing activities	64,346	(11,262)	388,200

Net increase in cash and cash equivalents	3,370	2,011	1,536
Cash and cash equivalents - beginning of year	12,327	10,316	8,780

Cash and cash equivalents - end of year	$15,697	$12,327	$10,316

The Accompanying Notes Are an Integral Part of These Consolidated Financial Statements.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007, AND 2006
[IN THOUSANDS, EXCEPT SHARE AND  PER SHARE AMOUNTS]

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Hersha Hospitality Trust (“we” or the “Company”) was formed in May 1998 as a self-administered, Maryland real estate investment trust (“REIT”) for federal income tax purposes.

The Company owns a controlling general partnership interest in Hersha Hospitality Limited Partnership (“HHLP” or    the “Partnership”), which owns a 99% limited partnership interest in various subsidiary partnerships. Hersha Hospitality, LLC (“HHLLC”), a Virginia limited liability company, owns a 1% general partnership interest in the subsidiary partnerships and the Partnership is the sole member of HHLLC.

The Partnership formed a wholly owned taxable REIT subsidiary, 44 New England Management Company (“44 New England” or “TRS Lessee”), to lease certain of the Company’s hotels.

On May 5, 2008, we transferred the listing of our common shares of beneficial interest and 8.0% Series A preferred shares of beneficial interest from the American Stock Exchange to the New York Stock Exchange (the “NYSE”).    Hersha’s common shares now trade on the NYSE under the ticker symbol "HT" and its Series A preferred shares now trade on the NYSE under the ticker symbol "HT PR A."

As of December 31, 2008, the Company, through the Partnership and subsidiary partnerships, wholly owned fifty-eight limited and full service hotels. All of the wholly owned hotel facilities are leased to the Company’s taxable REIT subsidiary (“TRS”), 44 New England.

In addition to the wholly owned hotel properties, as of December 31, 2008, the Company owned joint venture interests in another eighteen properties. The properties owned by the joint ventures are leased to a TRS owned by the joint venture or to an entity owned by the joint venture partners and 44 New England. The following table lists the properties owned by these joint ventures:

Joint Venture	Ownership	Property	Location	Lessee/Sublessee

Unconsolidated Joint Ventures
Inn America Hospitality at Ewing, LLC	50.0%	Courtyard	Ewing/Princeton, NJ	Hersha Inn America TRS Inc.
PRA Glastonbury, LLC	48.0%	Hilton Garden Inn	Glastonbury, CT	Hersha PRA TRS, Inc
PRA Suites at Glastonbury, LLC	48.0%	Homewood Suites	Glastonbury, CT	Hersha PRA LLC
Mystic Partners, LLC	66.7%	Marriott	Mystic, CT	Mystic Partners Leaseco, LLC
	8.8%	Hilton	Hartford, CT	Mystic Partners Leaseco, LLC
	66.7%	Courtyard	Norwich, CT	Mystic Partners Leaseco, LLC
	66.7%	Courtyard	Warwick, RI	Mystic Partners Leaseco, LLC
	66.7%	Residence Inn	Danbury, CT	Mystic Partners Leaseco, LLC
	66.7%	Residence Inn	Mystic, CT	Mystic Partners Leaseco, LLC
	44.7%	Residence Inn	Southington, CT	Mystic Partners Leaseco, LLC
	66.7%	Springhill Suites	Waterford, CT	Mystic Partners Leaseco, LLC
	15.0%	Marriott	Hartford, CT	Mystic Partners Leaseco, LLC
Hiren Boston, LLC	50.0%	Courtyard	South Boston, MA	South Bay Boston, LLC
SB Partners, LLC	50.0%	Holiday Inn Express	South Boston, MA	South Bay Sandeep, LLC
Metro 29th Street Associates, LLC.	50.0%	Holiday Inn Express	New York, NY	Metro 29th Sublessee, LLC

Consolidated Joint Ventures
Logan Hospitality Associates, LLC	55.0%	Four Points – Sheraton	Revere/Boston, MA	Revere Hotel Group, LLC
LTD Associates One, LLC	75.0%	Springhill Suites	Williamsburg, VA	HT LTD Williamsburg One LLC
LTD Associates Two, LLC	75.0%	Residence Inn	Williamsburg, VA	HT LTD Williamsburg Two LLC

Mystic Partners, LLC owns an interest in nine hotel properties. Our interest in Mystic Partners, LLC is relative to our interest in each of the nine properties owned by the joint venture as defined in the joint venture’s governing documents. Each of the nine properties owned by Mystic Partners, LLC is leased to a separate entity that is consolidated in Mystic Partners Leaseco, LLC which is owned by 44 New England and our joint venture partner in Mystic Partners, LLC.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007, AND 2006
[IN THOUSANDS, EXCEPT SHARE AND  PER SHARE AMOUNTS]

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The properties are managed by eligible independent management companies, including Hersha Hospitality Management, LP (“HHMLP”), HHMLP is owned in part by four of the Company’s executive officers, two of its trustees and other third party investors.

Principles of Consolidation and Presentation

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”) and include all of our accounts as well as accounts of the Partnership, subsidiary partnerships and our wholly owned TRS Lessee. All significant inter-company amounts have been eliminated.

Consolidated properties are either wholly owned or owned less than 100% by the Partnership and are controlled by the Company as general partner of the Partnership. Properties owned in joint ventures are also consolidated if the determination is made that we are the primary beneficiary in a variable interest entity (VIE) or we maintain control of the asset through our voting interest in the entity. Control can be demonstrated by the ability of the general partner to manage day-to-day operations, refinance debt and sell the assets of the partnerships without the consent of the limited partners and the inability of the limited partners to replace the general partner. Control can be demonstrated by the limited partners if the limited partners have the right to dissolve or liquidate the partnership or otherwise remove the general partner without cause or have rights to participate in the significant decisions made in the ordinary course of the partnership’s business.

We evaluate each of our investments and contractual relationships to determine whether they meet the guidelines of consolidation. Our examination consists of reviewing the sufficiency of equity at risk, controlling financial interests, voting rights, and the obligation to absorb expected losses and expected gains, including residual returns. Based on our examination, the following entities were determined to be VIE’s: Mystic Partners, LLC; Mystic Partners Leaseco, LLC; Hersha PRA LLC; South Bay Boston, LLC; HT LTD Williamsburg One LLC; HT LTD Williamsburg Two LLC; Metro 29th Sublessee, LLC; Hersha Statutory Trust I; and Hersha Statutory Trust II. Mystic Partners, LLC is a VIE entity, however because we are not the primary beneficiary it is not consolidated by the Company. Our maximum exposure to losses due to our investment in Mystic Partners, LLC is limited to our investment in the joint venture which is $27,977 as of December 31, 2008.    Also, Mystic Partners Leaseco, LLC; Hersha PRA LLC; South Bay Boston, LLC; HT LTD Williamsburg One LLC; HT LTD Williamsburg Two LLC, and Metro 29th Sublessee, LLC lease hotel properties from our joint venture interests and are variable interest entities. These entities are consolidated by the lessors, the primary beneficiaries of each entity. Hersha Statutory Trust I and Hersha Statutory Trust II are VIEs but HHLP is not the primary beneficiary in these entities. The accounts of Hersha Statutory Trust I and Hersha Statutory Trust II are not consolidated with and into HHLP.

We have consolidated the operations of the Logan Hospitality Associates, LLC; LTD Associates One, LLC; and LTD Associates Two, LLC joint ventures because each entity is a voting interest entity and the Company owns a majority voting interest in the venture.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (GAAP) requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Although we believe the assumptions and estimates we made are reasonable and appropriate, as discussed in the applicable sections throughout these Consolidated Financial Statements, different assumptions and estimates could materially impact our reported results. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions and changes in market conditions could impact our future operating results.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007, AND 2006
[IN THOUSANDS, EXCEPT SHARE AND  PER SHARE AMOUNTS]

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Investment in Hotel Properties

The Company allocates the purchase price of hotel properties acquired based on the fair value of the acquired real estate, furniture, fixtures and equipment, and intangible assets and the fair value of liabilities assumed, including debt. The Company’s investments in hotel properties are carried at cost and are depreciated using the straight-line method over the following estimated useful lives:

Building and Improvements	7 to 40 Years
Furniture, Fixtures and Equipment	5 to 7 Years

The Company periodically reviews the carrying value of each hotel to determine if circumstances exist indicating impairment to the carrying value of the investment in the hotel or that depreciation periods should be modified. If facts or circumstances support the possibility of impairment, the Company will prepare an estimate of the undiscounted future cash flows, without interest charges, of the specific hotel and determine if the investment in such hotel is recoverable based on the undiscounted future cash flows. If impairment is indicated, an adjustment will be made to the carrying value of the hotel to reflect the hotel at fair value.

In accordance with the provisions of Financial Accounting Standards Board Statement No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” a hotel is considered held for sale when management and our independent trustees commit to a plan to sell the property, the property is available for sale, management engages in active program to locate a buyer for the property and it is probable the sale will be completed within a year of the initiation of the plan to sell.

Investment in Unconsolidated Joint Ventures

If it is determined that we do not have a controlling interest in a joint venture, either through our financial interest in a VIE or our voting interest in a voting interest entity, the equity method of accounting is used. Under this method, the investment, originally recorded at cost, is adjusted to recognize our share of net earnings or losses of the affiliates as they occur rather than as dividends or other distributions are received, limited to the extent of our investment in, advances to and commitments for the investee. Pursuant to our joint venture agreements, allocations of profits and losses of some of our investments in unconsolidated joint ventures may be allocated disproportionately as compared to the ownership percentages due to specified preferred return rate thresholds.

The Company periodically reviews the carrying value of its investment in unconsolidated joint ventures to determine if circumstances exist indicating impairment to the carrying value of the investment.    When an impairment indicator is present, we will review the recoverability of our investment.    It the investment’s carrying value is not considered recoverable, we will estimate the fair value of the investment.    Our estimate of fair value takes into consideration factors such as expected future operating income, trends and prospects, as well as the effects of demand, competition and other factors.    This determination requires significant estimates by management, including the expected cash flows to be generated by the assets owned and operated by the joint venture. To the extent impairment has occurred, the loss will be measured as the excess of the carrying amount over the fair value of our investment in the unconsolidated joint venture.

Development Loans Receivable

The Company provides secured first-mortgage and mezzanine financing to hotel developers. Development loans receivable are recorded at cost and are reviewed for potential impairment at each balance sheet date. The Company’s development loans receivable are each secured by various hotel or hotel development properties or partnership interests in hotel or hotel development properties. We have determined that development loans receivable do not constitute a financial interest in a VIE and do not consolidate the operating results of the borrower in our consolidated financial statements.    Our evaluation consists of reviewing the sufficiency of the borrower’s equity at risk, controlling financial interests in the borrower, voting rights of the borrower, and the borrower’s obligation to absorb expected losses and expected gains, including residual returns. The analysis utilized by the Company in evaluating the development loans receivable involves considerable management judgment and assumptions.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007, AND 2006
[IN THOUSANDS, EXCEPT SHARE AND  PER SHARE AMOUNTS]

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

A development loan receivable is considered impaired when it becomes probable, based on current information, that the Company will be unable to collect all amounts due according to the loan’s contractual terms. The amount of impairment, if any, is measured by comparing the recorded amount of the loan to the present value of the expected cash flows or the fair value of the collateral. If a loan was deemed to be impaired, the Company would record a charge to income for any shortfall.

Cash and Cash Equivalents

Cash and cash equivalents represent cash on hand and in banks plus short-term investments with an initial maturity of three months or less when purchased.

Escrow Deposits

Escrow deposits include reserves for debt service, real estate taxes, and insurance and reserves for furniture, fixtures, and equipment replacements, as required by certain mortgage debt agreement restrictions and provisions.

Hotel Accounts Receivable

Hotel accounts receivable consists primarily of meeting and banquet room rental and hotel guest receivables. The Company generally does not require collateral. Ongoing credit evaluations are performed and an allowance for potential losses from uncollectible accounts is provided against the portion of accounts receivable that is estimated to be uncollectible.

Deferred Costs

Deferred loan costs are recorded at cost and amortized over the terms of the related indebtedness using the effective interest method.

Due from/to Related Parties

Due from/to Related Parties represents current receivables and payables resulting from transactions related to hotel management and project management with affiliated entities. Due from related parties results primarily from advances of shared costs incurred. Due to affiliates results primarily from hotel management and project management fees incurred. Both due to and due from related parties are generally settled within a period not to exceed one year.

Intangible Assets

Intangible assets consist of leasehold intangibles for above-market and below-market value of in-place leases and deferred franchise fees.    The leasehold intangibles are amortized over the remaining lease term. Deferred franchise fees are amortized using the straight-line method over the life of the franchise agreement.

Noncontrolling Interest

Noncontrolling interest in the Partnership represents the limited partner’s proportionate share of the equity of the Partnership. Income (Loss) is allocated to noncontrolling interest in accordance with the weighted average percentage ownership of the Partnership during the period. At the end of each reporting period the appropriate adjustments to the income (loss) are made based upon the weighted average percentage ownership of the Partnership during the period. Our ownership interest in the Partnership as of December 31, 2008, 2007 and 2006 was 84.5%, 86.4% and 91.4%, respectively.

Effective January 1, 2009, we adopted a new accounting standard which defines a noncontrolling interest as the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent.    Under this standard, such noncontrolling interests are reported on the consolidated balance sheets within equity, but separately from the Company’s equity.    Revenues, expenses and net income or loss attributable to both the Company and noncontrolling interests are reported on the consolidated statements of operations.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007, AND 2006
[IN THOUSANDS, EXCEPT SHARE AND  PER SHARE AMOUNTS]

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In accordance with US GAAP, we classify securities that are redeemable for cash or other assets at the option of the holder, or not solely within the control of the issuer, outside of permanent equity in the consolidated balance sheet.    The Company makes this determination based on terms in applicable agreements, specifically in relation to redemption provisions.    Additionally, with respect to noncontrolling interests for which the Company has a choice to settle the contract by delivery of its own shares, the Company considers the guidance in US GAAP to evaluate whether the Company controls the actions or events necessary to issue the maximum number of common shares that could be required to be delivered at the time of settlement of the contract.

We have reclassified the noncontrolling interests of our consolidated joint ventures from the mezzanine section of our consolidated balance sheets to equity.    These noncontrolling interests totaled $1,854 as of December 31, 2008 and $1,908 as of December 31, 2007.    In addition, certain common units of limited partnership interests in HHLP (“Nonredeemable Common Units”) were reclassified from the mezzanine section of our consolidated balance sheets to equity.    These noncontrolling interests of Nonredeemable Common Units totaled $34,781 as of December 31, 2008 and $42,845 as of December 31, 2007.    As of December 31, 2008, there were 5,682,048 Nonredeemable Common Units outstanding with a fair market value of $17,046 based on the price per share of our common shares on the New York Stock Exchange on such date.    These units are only redeemable by the unit holders for common shares on a one-for-one basis or, at our option, cash.

During the fourth quarter of 2008, certain common units of limited partnership interests in HHLP (“Redeemable Common Units”) were pledged as collateral in connection with a pledge and security agreement entered into by the Company and the holders of the Redeemable Common Units.    The redemption feature contained in the pledge and security agreement where the Redeemable Common Units serve as collateral contains a provision that could result in a net cash settlement outside of the control of the Company.    As a result, the Redeemable Common Units will continue to be classified in the mezzanine section of the consolidated balance sheets as they do not meet the requirements for equity classification under US GAAP.  The carrying value of the Redeemable Common Units equals the greater of carrying value based on the accumulation of historical cost or the redemption value.    As of December 31, 2008, there were 3,064,252 Redeemable Common Units outstanding with a redemption value equal to the fair value of the Redeemable Common Units, or $9,193.  The redemption value of the Redeemable Common Units is based on the price per share of our common shares on the New York Stock Exchange on such date.    As of December 31, 2008, the Redeemable Common Units were valued on the consolidated balance sheets at carrying value based on historical cost of $18,739, respectively, since historical cost exceeded the Redeemable Common Units redemption value as of each such date.

Net income or loss related to Nonredeemable Common Units and Redeemable Common Units (collectively, “Common Units”), as well as the net income or loss related to the noncontrolling interests of our consolidated joint ventures, is included in net income or loss in the consolidated statements of operations.    Net income or loss related to the Common Units and the noncontrolling interests of our consolidated joint ventures is excluded from net income or loss applicable to common shareholders in the consolidated statements of operations.

We also maintain noncontrolling interests for the equity interest owned by third parties in Logan Hospitality Associates, LLC; LTD Associates One, LLC; and LTD Associates Two, LLC. Third parties own a 45% interest in Logan Hospitality Associates, LLC and a 25% interest in each of LTD Associates One LLC and LTD Associates Two, LLC. We allocate the income (loss) of these joint ventures to the noncontrolling interest in consolidated joint ventures based upon the ownership of the entities, preferences in distributions of cash available and the terms of each venture agreement.

Shareholders’ Equity

On May 16, 2008, we completed a public offering of 6,000,000 common shares at $9.90 per share.    On May 20, 2008, the underwriters exercised a portion of their over-allotment option with respect to that offering, and we issued an additional 600,000 common shares at $9.90 per share.    Proceeds to us, net of underwriting discounts and commissions and expenses, were approximately $61,845.    Immediately upon closing the offering, we contributed all of the net proceeds of the offering to the Partnership in exchange for additional Partnership interests.    The net offering proceeds were used to repay indebtedness.

Stock Based Compensation

We measure the cost of employee service received in exchange for an award of equity instruments based on the grant-date fair value of the award. The compensation cost is amortized on a straight line basis    over the period during which an employee is required to provide service in exchange for the award.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007, AND 2006
[IN THOUSANDS, EXCEPT SHARE AND  PER SHARE AMOUNTS]

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Derivatives and Hedging

The Company’s objective in using derivatives is to add stability to interest expense and to manage its exposure to interest rate movements or other identified risks. To accomplish this objective, the Company primarily uses interest rate swaps and interest rate caps as part of its cash flow hedging strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts in exchange for fixed-rate payments over the life of the agreements without exchange of the underlying principal amount. Interest rate caps designated as cash flow hedges limit the Company’s exposure to increased cash payments due to increases in variable interest rates.

Revenue Recognition

We recognize revenue and expense for all consolidated hotels as hotel operating revenue and hotel operating expense when earned and incurred. These revenues are recorded net of any sales or occupancy taxes collected from our guests. We participate in frequent guest programs sponsored by the brand owners of our hotels and we expense the charges associated with those programs, as incurred.

Interest income on development loan financing is recorded in the period earned based on the interest rate of the loan and outstanding balance during the period. Development loans receivable and accrued interest on the development loans receivable are evaluated to determine if outstanding balances are collectible.    Interest is recorded only if it is determined the outstanding loan balance and accrued interest balance are collectible.

We lease land to hotel developers under fixed lease agreements. In addition to base rents, these lease agreements contain provisions that require the lessee to reimburse real estate taxes, debt service and other impositions. Base rents and reimbursements for real estate taxes, debt service and other impositions are recorded in land lease revenue on an accrual basis.    Expenses for real estate taxes, interest expense, and other costs that are reimbursed under the land leases are recorded in land lease expense when they are incurred.

Other revenues consist primarily of fees earned for asset management services provided to hotels we own through unconsolidated joint ventures. Fees are earned as a percentage of the hotels revenue and are recorded in the period earned to the extent of the noncontrolling interest ownership.

Income Taxes

The Company qualifies as a REIT under applicable provisions of the Internal Revenue Code (Code), as amended, and intends to continue to qualify as a REIT. In general, under such provisions, a trust which has made the required election and, in the taxable year, meets certain requirements and distributes to its shareholders at least 90% of its REIT taxable income will not be subject to Federal income tax to the extent of the income which it distributes. Earnings and profits, which determine the taxability of dividends to shareholders, differ from net income reported for financial reporting purposes due primarily to differences in depreciation of hotel properties for Federal income tax purposes.

Deferred income taxes relate primarily to the TRS Lessee and are accounted for using the asset and liability method. Under this method, deferred income taxes are recognized for temporary differences between the financial reporting bases of assets and liabilities of the TRS Lessee and their respective tax bases and for their operating loss and tax credit carry forwards based on enacted tax rates expected to be in effect when such amounts are realized or settled. However, deferred tax assets are recognized only to the extent that it is more likely than not that they will be realized based on consideration of available evidence, including tax planning strategies and other factors.

Although the TRS Lessee is expected to operate at a profit for Federal income tax purposes in future periods, the utilization of the deferred tax asset is not determinable. Therefore, any deferred tax assets have been reserved as we have not concluded that it is more likely than not that these deferred tax assets will be realizable.

Reclassification

Certain amounts in the prior year financial statements have been reclassified to conform to the current year presentation.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007, AND 2006
[IN THOUSANDS, EXCEPT SHARE AND  PER SHARE AMOUNTS]

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

Business Combinations

In December 2007, the FASB issued a standard that requires most identifiable assets, liabilities, noncontrolling interests, and goodwill acquired in a business combination to be recorded at “full fair value.” The standard is effective for fiscal years beginning after December 15, 2008. The Company has not determined whether the adoption of this standard will have a material effect on the Company’s financial statements. Adoption of the standard on January 1, 2009 could have a material effect on the Company’s financial statements and the Company’s future financial results to the extent the Company acquires significant amounts of real estate assets. Costs related to future acquisitions will be expensed as incurred compared to the Company’s current practice of capitalizing such costs and amortizing them over the useful life of the acquired assets. In addition, to the extent the Company enters into acquisition agreements with earn-out provisions, a liability may be recorded at the time of acquisition based on an estimate of the earn-out to be paid compared to our current practice of recording a liability for the earn-out when amounts are probable and determinable.

Disclosures about Derivative Instruments and Hedging Activities

In March 2008, the FASB issued a standard that requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. The objective of the guidance is to provide users of financial statements with an enhanced understanding of how and why an entity uses derivative instruments; how derivative instruments and related hedged items are accounted for; and how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This standard is effective for fiscal years beginning after November 15, 2008.    The Company has determined that the adoption of this standard will not have a material effect on the Company’s financial statements.

Participating Securities

In June 2008, the FASB issued a pronouncement which states that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share (“EPS”) pursuant to the two-class method. This pronouncement is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years. All prior-period EPS data presented shall be adjusted retrospectively (including interim financial statements, summaries of earnings, and selected financial data) to conform with the provisions of this pronouncement. Early application is not permitted.    We expect that the adoption of this pronouncement will not impact our financial position or net income.

Accounting Standards Codification

In June 2009, the FASB issued a pronouncement that established the FASB Accounting Standards Codification as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with US GAAP. This standard is effective for interim and annual periods ending after September 15, 2009. The Company has adopted this standard in accordance with US GAAP.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007, AND 2006
[IN THOUSANDS, EXCEPT SHARE AND  PER SHARE AMOUNTS]

NOTE 2 - INVESTMENT IN HOTEL PROPERTIES

Investment in hotel properties consist of the following at December 31, 2008 and 2007:

	December 31, 2008	December 31, 2007

Land	$184,879	$172,061
Buildings and Improvements	802,760	706,038
Furniture, Fixtures and Equipment	121,991	105,979
Construction in Progress	-	1,541
	1,109,630	985,619

Less Accumulated Depreciation	(127,548)	(92,322)

Total Investment in Hotel Properties	$982,082	$893,297

Depreciation expense was $41,219, $34,895 and $20,120 for the years ended December 31, 2008, 2007 and 2006, respectively.

During the year ended December 31, 2008 we acquired the following wholly owned hotel properties:

Hotel	Acquisition Date	Land	Buildings and Improvements	Furniture Fixtures and Equipment	Franchise Fees, Loan Costs, and Leasehold Intangible	Total Purchase Price	Fair Value of Assumed Debt
Duane Street Hotel, TriBeCa, New York, NY	1/4/2008	$8,213	$12,869	$2,793	$-	$23,875	$-
nu Hotel, Brooklyn, NY	1/14/2008	-	17,343	-	-	17,343	-
TownePlace Suites, Harrisburg, PA	5/8/2008	1,238	10,182	1,792	42	13,254	-
Sheraton Hotel, JFK Airport, Jamaica, NY	6/13/2008	-	27,584	4,413	2,893	34,890	23,800
Holiday Inn Express, Camp Springs, MD	6/26/2008	1,629	11,115	931	5	13,680	-
Hampton Inn, Smithfield, RI	8/1/2008	2,057	9,502	1,156	102	12,817	6,990
Total 2008 Wholly Owned Acquisitions		$13,137	$88,595	$11,085	$3,042	$115,859	$30,790

In connection with the acquisitions made during the year ended December 31, 2008, we acquired $344 in working capital assets and assumed $662 in working capital liabilities.

Interest rates on debt assumed in the acquisitions of the Sheraton Hotel, JFK Airport, Jamaica, NY and the Hampton Inn, Smithfield, RI were at market rates.    In connection with the acquisition of the Sheraton Hotel, the Company assumed a $23,800 variable rate mortgage which accrued interest at LIBOR plus 2.00% per annum.    This debt was repaid in October 2008 with borrowings from our revolving line of credit, and this property now serves as collateral for borrowings under our revolving line of credit.    In connection with the acquisition of the Sheraton Hotel, we assumed a lease for the underlying land with a remaining term of approximately 94 years.    The remaining lease payments were determined to be below market value and, as a result, $2,171 of the purchase price was allocated to a leasehold intangible asset.    This asset is recorded in intangible assets on the consolidated balance sheet and is being amortized over the remaining life of the lease.

In connection with the acquisition of the Duane Street Hotel, the Company entered into a $15,000 fixed rate mortgage with interest at 7.15%.    The mortgage matures in February 2018 and is interest only for the first three years.    Upon acquisition  of the nu Hotel, located in Brooklyn, NY, we commenced renovations to fit out the building prior to its opening.    Costs associated with the building while it was being renovated, including interest, were capitalized.    On July 7, 2008, the property opened and all renovation costs were capitalized to building and improvements and furniture, fixtures and equipment and are being depreciated over the useful lives of these assets.    In connection with the acquisition of the nu Hotel the Company entered into an $18,000 variable rate mortgage debt facility with interest at LIBOR plus 2.00%.    Principal of $13,240 was drawn on the date of acquisition, while the remainder of the balance has been drawn as renovations progressed and as interest was incurred.    The mortgage requires the payment of interest only and matures in January of 2011.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007, AND 2006
[IN THOUSANDS, EXCEPT SHARE AND  PER SHARE AMOUNTS]

NOTE 2 - INVESTMENT IN HOTEL PROPERTIES (continued)

In connection with the acquisition of the Hampton Inn, Smithfield, RI, the Company assumed a $6,990 fixed rate mortgage which accrues interest at 6.98%.    The mortgage matures in December 12, 2016.    In connection with the acquisition of the property, the sellers provided a $500 note payable which accrued interest at a rate of 7.00% per annum.    This note was repaid prior to September 30, 2008.

The Duane Street  Hotel, New York, NY was acquired from entities that are owned by certain of the Company’s executives and affiliated trustees.    Included in the consideration paid for the Duane Street Hotel were 779,585 units of limited partnership interest (“OP Units”) in Hersha Hospitality Limited Partnership ("HHLP" or the “Partnership”), our operating partnership subsidiary, valued at $6,862. The OP Units were issued to certain executives and affiliated trustees of the Company.    The Sheraton Hotel, JFK Airport, Jamaica, NY, was acquired from entities that are owned by certain of the Company’s executives and affiliated trustees and an unrelated third party.    Included in the consideration paid for the Sheraton Hotel were 1,177,306 OP Units in HHLP valued at $10,596.    The OP Units were issued to certain executives and affiliated trustees of the Company and an unrelated third party.    The Holiday Inn Express, Camp Springs, MD, was acquired from entities that are owned by certain of the Company’s executives and affiliated trustees and an unrelated third party.    Included in the consideration paid for the Holiday Inn Express were 540,337 OP Units in HHLP valued at $4,166.    The OP Units were issued to certain executives and affiliated trustees of the Company and an unrelated third party.

Our newly acquired hotels are leased to our wholly-owned taxable REIT subsidiary (“TRS”), 44 New England Management Company and all are managed by Hersha Hospitality Management, LP (“HHMLP”).    HHMLP is owned by three of the Company’s executives, two of its affiliated trustees and other investors that are not affiliated with the Company.

During the year ended December 31, 2007 we acquired the following wholly owned hotel properties:

Hotel	Acquisition Date	Land	Buildings and Improvements	Furniture Fixtures and Equipment	Franchise Fees and Loan Costs	Total Purchase Price	Fair Value of Assumed Debt
Residence Inn, Langhorne, PA	1/8/2007	$1,463	$12,125	$2,170	$50	$15,808	-
Residence Inn, Carlisle, PA	1/10/2007	1,015	7,511	1,330	89	9,945	7,000
Holiday Inn Express, Chester, NY	1/25/2007	1,500	6,701	1,031	126	9,358	6,700
Hampton Inn - Seaport, New York, NY	2/1/2007	7,816	19,056	1,729	1,036	29,637	20,202
Hotel 373 and Starbucks Lease - 5th Avenue, New York, NY	6/1/2007	14,239	16,801	3,294	11	34,345	22,000
Nevins Street, Brooklyn, NY	6/11/2007 & 7/11/2007	10,650	-	-	269	10,919	6,500
Holiday Inn, Norwich, CT	7/1/2007	1,984	12,037	2,041	67	16,129	8,162
Total 2007 Wholly Owned Acquisitions		$38,667	$74,231	$11,595	$1,648	$126,141	$70,564

Interest rates on debt assumed in the acquisition of the Residence Inn, Carlisle, PA and the Holiday Inn Express & Suites, Chester, NY were at market rates.    We assumed $19,250 in debt with the acquisition of the Hampton Inn-Seaport, New York, NY bearing interest at a fixed rate of 6.36% which was determined on the date of acquisition to be above market rates.    We recorded a premium of $952 related to the assumption of this debt. In the acquisition of Hotel 373 – 5th Avenue, New York, NY, we assumed $22,000 in variable rate debt bearing interest at LIBOR plus 2.00% and an interest rate cap which effectively caps interest on this debt at 7.75%.    The debt matures and the interest rate cap terminates on April 9, 2009.    The interest rate cap had a fair value of $15 on the date of acquisition.    We assumed $6,500 in variable rate debt bearing interest at LIBOR plus 2.70% with the acquisition of a parcel of land on Nevins Street in Brooklyn, NY.    This parcel of land is being leased to a hotel developer that is owned in part by certain executives and affiliated trustees of the Company.    Lease income on the land includes payment of debt service on the assumed debt.    We assumed $8,162 in debt with the acquisition of the Holiday Inn, Norwich, CT which was repaid on July 30, 2007.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007, AND 2006
[IN THOUSANDS, EXCEPT SHARE AND  PER SHARE AMOUNTS]

NOTE 2 - INVESTMENT IN HOTEL PROPERTIES (continued)

The Residence Inn, Carlisle, PA and the Hampton Inn-Seaport, New York, NY were acquired from entities that are owned by certain of the Company’s executives and affiliated trustees.    Included in the consideration paid for the Residence Inn, Carlisle, PA were 119,818 OP Units in HHLP valued at $1,330.    The OP Units were issued to sellers that are not affiliated with the Company.    Consideration paid for the Hampton Inn-Seaport, New York, NY, included 15,016 OP Units valued at $168 and an $8,208 note payable.    The OP Units and note payable were issued to certain executives and affiliated trustees of the Company.

On May 24, 2007, the note payable was fully repaid.    Interest expense of $203 was incurred on the notes payable during the year ended December 31, 2007.    Included in the consideration paid for the Hotel 373 – 5th Avenue, New York, NY were 1,000,000 OP Units valued at $12,320.    The OP Units were issued to a seller that is not affiliated with the Company.    Consideration paid for the Holiday Inn, Norwich, CT, included 659,312 OP Units valued at $7,800.    The OP Units were issued to certain executives and affiliated trustees of the Company.

On January 8, 2007, we closed on the acquisition of the Residence Inn, Langhorne, PA. The purchase agreement for this acquisition contained certain provisions that entitle the seller to an earn-out payment of up to $1,000 based on the net operating income of the property, as defined in the purchase agreement. The earn-out period expired on July 31, 2008.    Based on results for this property through July 31, 2008, a $1,000 earn-out was paid in October 2008.    This additional purchase price was capitalized to land, building and improvements, and furniture, fixtures and equipment and is being depreciated over the useful lives of these assets.

The purchase agreements for some of our acquisitions contain certain provisions that entitle the seller to an earn-out payment based on the Net Operating Income of the properties, as defined in each purchase agreement.    The following table summarizes our existing earn-out provisions:

Acquisition Date	Acquisition Name	Maximum Earn-Out Payment Amount	Earn-Out Period Expiration
12/28/2006	Summerfield Suites Portfolio	$6,000,000	December 31, 2009
6/26/2008	Holiday Inn Express, Camp Springs, MD	1,905,000	December 31, 2010
8/1/2008	Hampton Inn & Suites, Smithfield, RI	1,515,000	December 31, 2010

We are currently unable to determine whether amounts will be paid under these three earn-out provisions since significant time remains until the expiration of the earn-out periods.    Due to uncertainty of the amounts that will ultimately be paid, no accrual has been recorded on the consolidated balance sheet for amounts due under these earn-out provisions. In the event amounts are payable under these provisions, payments made will be recorded as additional consideration given for the properties.

On February 15, 2006, we acquired an 80% joint venture interest in an entity that owns the Hampton Inn, Philadelphia, PA. The entity that sold the 80% interest was owned, in part, by certain executives and affiliated trustees of the Company. On October 1, 2007, we acquired the remaining 20% interest from our joint venture partners. The following is the allocation of purchase price for each step of the acquisition:

	Acquisition Date	Land	Buildings and Improvements	Furniture Fixtures and Equipment	Franchise Fees and Loan Costs	Total
Acquisition of 80% Interest	2/15/2006	$2,928	$21,062	$3,029	$117	$27,136
Acquisition of Remaining 20% Interest	10/1/2007	744	4,850	790	-	6,384

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007, AND 2006
[IN THOUSANDS, EXCEPT SHARE AND  PER SHARE AMOUNTS]

NOTE 2 - INVESTMENT IN HOTEL PROPERTIES (continued)

Consideration paid for the remaining 20% interest in the Hampton Inn, Philadelphia, PA consisted of 406,877 OP Units valued at $4,162, which were issued to certain executives and affiliated trustees of the Company. Prior to the acquisition of the remaining 20% interest, the Hampton Inn, Philadelphia, PA was reported as a consolidated joint venture and its assets and liabilities were included in the Company’s consolidated balance sheet and non-controlling interest of $588 was reported as Noncontrolling Interests.    As a result of acquiring the remaining 20% interest in the venture, our investment in hotel properties was increased as follows:

	Land	Buildings and Improvements	Furniture Fixtures and Equipment	Total
Purchase Price	$744	$4,850	$790	$6,384
Less:
Net book value included in consolidated financial statements prior to acquisition	(193)	(2,396)	(220)	(2,809)
Step-up in value included in consolidated financial statements after acquisition	$551	$2,454	$570	$3,575

Pro Forma Operating Results (Unaudited)

The following condensed pro forma financial data is presented as if all 2008 and 2007 acquisitions had been consummated as of January 1, 2007. Properties acquired without any operating history are excluded from the condensed pro forma operating results. The condensed pro forma information is not necessarily indicative of what actual results of operations of the Company would have been assuming the acquisitions had been consummated at the beginning of the year presented, nor does it purport to represent the results of operations for future periods.

	For the Year Ended December 31,
	2008	2007
Pro Forma Total Revenues	$246,844	$223,557

Pro Forma (Loss) income from Continuing Operations applicable to Common Shareholders	$(14,025)	$13,970
Income (Loss) from Discontinued Operations	3,743	5,616
Pro Forma Net (Loss) income	(10,282)	19,586
Loss (Income) allocated to Noncontrolling Interest	1,599	(2,256)
Preferred Distributions	(4,800)	(4,800)
Pro Forma Net (Loss) income applicable to Common Shareholders	$(13,483)	$12,530

Pro Forma (Loss) income applicable to Common Shareholders per Common Share
Basic	$(0.30)	$0.31
Diluted	$(0.30)	$0.31

Weighted Average Common Shares Outstanding
Basic	45,184,127	40,718,724
Diluted	45,184,127	40,718,724

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007, AND 2006
[IN THOUSANDS, EXCEPT SHARE AND  PER SHARE AMOUNTS]

NOTE 3 — INVESTMENT IN UNCONSOLIDATED JOINT VENTURES

As of December 31, 2008 and December 31, 2007 our investment in unconsolidated joint ventures consisted of the following:

		Percent	Preferred	December 31,
Joint Venture	Hotel Properties	Owned	Return	2008	2007

PRA Glastonbury, LLC	Hilton Garden Inn, Glastonbury, CT	48%*	11.0% cumulative	$738	$945
Inn American Hospitality at Ewing, LLC	Courtyard by Marriott, Ewing, NJ	50.0%	11.0% cumulative	736	1,016
Hiren Boston, LLC	Courtyard by Marriott, Boston, MA	50.0%	N/A	3,960	4,148
SB Partners, LLC	Holiday Inn Express, Boston, MA	50.0%	N/A	2,091	2,010
Mystic Partners, LLC	Hilton and Marriott branded hotels in CT and RI	8.8%-66.7%	8.5% non-cumulative	27,977	32,928
PRA Suites at Glastonbury, LLC	Homewood Suites, Glastonbury, CT	48%*	10.0% non-cumulative	2,800	2,808
Metro 29th Street Associates, LLC	Holiday Inn Express, New York, NY	50.0%	N/A	7,981	7,996
				$46,283	$51,851

*    Percent owned was 40.0% through March 31, 2007.    On April 1, 2007 our percent owned increased to 48.0%.

On February 1, 2007 we acquired a 50.0% interest in Metro 29th  Street Associates, LLC (“Metro 29th”), the lessee of the 228 room Holiday Inn Express-Manhattan, New York, NY, for approximately $6,817. Metro 29th  holds a twenty five year lease with certain renewal options at the end of the lease term.    We also acquired an option to acquire a 50% interest in the entity that owns the Holiday Inn Express-Manhattan.    The option is exercisable after February 1, 2012 or upon termination of Metro 29th  Street’s lease of the hotel and expires at the end of the lease term.    The fair value of the option was $933 at the time of acquisition and is recorded in other assets on our consolidated balance sheet.    We issued 694,766 OP Units valued at $7,747 for our interest in Metro 29th  and the option.    Metro 29th  Street entered into an agreement with Metro 29th  Sublessee, LLC, a joint venture owned by 44 New England and our joint venture partner, to sublease the hotel property.    The hotel is managed by HHMLP.

On April 1, 2007, we increased our investment in PRA Glastonbury, LLC, the owner of the Hilton Garden Inn, Glastonbury, CT, and PRA Suites at Glastonbury, LLC, the owner of the Homewood Suites, Glastonbury, CT by acquiring an additional 8% preferred interest from our partner in each venture.    The purchase prices for our additional equity interests were $780 and $716 for PRA Glastonbury, LLC and PRA Suites at Glastonbury, LLC, respectively.

During the year ended December 31, 2008, we determined that our investment in the Hartford  Hilton, part of the Mystic Partners joint venture portfolio, was impaired.    As a result, the Company recorded an impairment charge of $1,890 which is included as impairment of investment in unconsolidated joint venture on the Company’s consolidated statements of operations.    This charge reduced our investment in the Hartford Hilton to $0.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007, AND 2006
[IN THOUSANDS, EXCEPT SHARE AND  PER SHARE AMOUNTS]

NOTE 3 — INVESTMENT IN UNCONSOLIDATED JOINT VENTURES (continued)

Income from our unconsolidated joint ventures is allocated to us and our joint venture partners consistent with the allocation of cash distributions in accordance with the joint venture agreements. Any difference between the carrying amount of these investments and the underlying equity in net assets is amortized over the expected useful lives of the properties and other intangible assets. Income (loss) recognized during the years ended December 31, 2008, 2007, and 2006 for our Investments in Unconsolidated Joint Ventures is as follows:

	Twelve Months Ended
	12/31/2008	12/31/2007	12/31/2006
PRA Glastonbury, LLC	$94	$47	$(257)
Inn American Hospitality at Ewing, LLC	20	73	160
Hiren Boston, LLC	(189)	304	(167)
SB Partners, LLC	80	191	(24)
Mystic Partners, LLC	(345)	1,612	1,691
PRA Suites at Glastonbury, LLC	(8)	(7)	(2)
Metro 29th Street Associates, LLC	1,721	1,256	-
HT/CNL Metro Hotels, LP	-	-	398
Income from Unconsolidated Joint Venture Investments	1,373	3,476	1,799
Less: Impairment of Investment in Unconsolidated Joint Venture	(1,890)	-	-

Net (Loss) Income from Unconsolidated Joint Venture Investments	$(517)	$3,476	$1,799

The SB Partners and Hiren Boston joint venture agreements provided for a 10% preferred return during the first two years of the ventures based on our equity interest in the ventures.    The preferred return period expired on July 1, 2007 for Hiren and October 1, 2007 for SB Partners.    Subsequent to this initial two year period, cash distributions are made 50% to us and 50% to our joint venture partners in the ventures.

The Mystic Partners joint venture agreement provides for an 8.5% non-cumulative preferred return based on our contributed equity interest in the venture. Cash distributions will be made from cash available for distribution, first, to us to provide an 8.5% annual non-compounded return on our unreturned capital contributions and then to our joint venture partner to provide an 8.5% annual non-compounded return of their unreturned contributions. Any remaining cash available for distribution will be distributed to us 10.5% with respect to the net cash flow from the Hartford Marriott, 7.0% with respect to the Hartford Hilton, and 56.7% with respect to the remaining seven properties. Mystic Partners allocates income to us and our joint venture partner consistent with the allocation of cash distributions in accordance with the joint venture agreements.

Each of the Mystic Partners hotel properties, except the Hartford Hilton, is under an Asset Management Agreement with 44 New England to provide asset management services. Fees for these services are paid monthly to 44 New England and recognized as income in the amount of 1% of operating revenues, except for the Hartford Marriott which is 0.25% of operating revenues.

The Company and our joint venture partner in Mystic Partners jointly and severally guarantee the performance of the terms of a loan to Adriaen’s Landing Hotel, LLC, owner of the Hartford Marriott, in the amount of $50,000, and 315 Trumbull Street Associates, LLC, owner of the Hartford Hilton, in the amount of $27,000, if at any time during the term of the note and during such time as the net worth of Mystic Partners falls below the amount of the guarantee.    We have determined that the probability of incurring loss under this guarantee is remote and the value attributed to the guarantee is de minimis.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007, AND 2006
[IN THOUSANDS, EXCEPT SHARE AND  PER SHARE AMOUNTS]

NOTE 3 — INVESTMENT IN UNCONSOLIDATED JOINT VENTURES (continued)

The following tables set forth the total assets, liabilities, equity and components of net income, including the Company’s share, related to the unconsolidated joint ventures discussed above as of December 31, 2008 and December 31, 2007 and for the years ended December 31, 2008, 2007, and 2006.

Balance Sheets
	December 31,	December 31,
	2008	2007
Investment in hotel properties, net	$209,468	$229,829
Other Assets	25,334	30,000
Total Assets	$234,802	$259,829

Liabilities and Equity
Mortgages and notes payable	$219,889	$221,398
Other liabilities	11,636	12,305
Equity:
Hersha Hospitality Trust	44,938	47,311
Joint Venture Partner(s)	(41,661)	(21,185)
Total Equity	3,277	26,126

Total Liabilities and Equity	$234,802	$259,829

The following table is a reconciliation of the Company’s share in the unconsolidated joint ventures to the Company’s investment in the unconsolidated joint ventures as presented on the Company’s balance sheets as of December 31, 2008 and 2007.

	December 31,	December 31,
	2008	2007
Company's Share	$44,938	$47,311
Excess Investment (1)	1,345	4,540
Investment in Joint Venture	$46,283	$51,851

(1) Excess investment represents the unamortized difference between the Company's investment and the Company's share of the equity in the underlying net investment in the partnerships.    The excess investment is amortized over the life of the properties, and the amortization is included in Net (Loss) Income from Unconsolidated Joint Venture Investments.

Statements of Operations
	Twelve Months Ended
	12/31/2008	12/31/2007	12/31/2006
Room Revenue	$99,530	$98,581	$81,285
Other Revenue	28,344	31,586	30,016
Operating Expenses	(82,327)	(81,873)	(74,370)
Interest Expense	(13,442)	(15,421)	(15,687)
Debt Extinguishment	-	(2,858)	(517)
Loss on Impairment of Building and Equipment	(9,171)	-	-
Lease Expense	(5,538)	(5,332)	(393)
Property Taxes and Insurance	(6,459)	(6,159)	(5,537)
Federal and State Income Taxes	121	(141)	(224)
General and Administrative	(7,835)	(7,446)	(7,264)
Depreciation and Amortization	(16,171)	(16,680)	(16,993)

Net loss	$(12,948)	$(5,743)	$(9,684)

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007, AND 2006
[IN THOUSANDS, EXCEPT SHARE AND  PER SHARE AMOUNTS]

NOTE 4 - DEVELOPMENT LOANS RECEIVABLE AND LAND LEASES

We have approved first mortgage and mezzanine lending to hotel developers, including entities in which our executive officers and affiliated trustees own an interest, to enable such entities to construct hotels and conduct related improvements on specific hotel projects at interest rates ranging from 10% to 20%. As of December 31, 2008 and December 31, 2007, we had Development Loans Receivable of $81,500 and $58,183, respectively. Interest income from development loans was $7,890, $6,046, and $2,487 for the years ended December 31, 2008, 2007, and 2006, respectively.  Accrued interest on our development loans receivable was $2,785 as of December 31, 2008 and $1,591 as of December 31, 2007.

As of December 31, 2008 and 2007, our development loans receivable consisted of the following:

Hotel Property	Borrower	Principal Outstanding 12/31/2008	Principal Outstanding 12/31/2007	Interest Rate	Maturity Date **
Sheraton - JFK Airport, NY	Risingsam Hospitality, LLC	$-	$10,016	10%	October 9, 2008
Hampton Inn & Suites - West Haven, CT	44 West Haven Hospitality, LLC	2,000	2,000	10%	October 9, 2009	*
Hilton Garden Inn - New York, NY	York Street LLC	15,000	15,000	11%	May 31, 2009
Hampton Inn - Smithfield, RI	44 Hersha Smithfield, LLC	-	2,000	10%	October 9, 2008	*
Homewood Suites - Newtown, PA	Reese Hotels, LLC	500	700	11%	November 14, 2009
Union Square Hotel - Union Square, NY	Risingsam Union Square, LLC	10,000	10,000	10%	May 31, 2009
Hyatt Place - Manhattan, NY	Brisam East 52, LLC	10,000	-	10%	January 16, 2010
Lexington Avenue Hotel - Manhattan, NY	44 Lexington Holding, LLC	10,000	-	11%	May 30, 2009	*
Renaissance by Marriott - Woodbridge, NJ	Hersha Woodbridge Associates, LLC	5,000	-	11%	April 1, 2009	*
32 Pearl - Manhattan, NY	SC Waterview, LLC	8,000	-	10%	July 4, 2009
Greenwich Street Courtyard - Manhattan, NY	Brisam Greenwich, LLC	10,000	-	10%	September 12, 2009
Independent Hotel - New York, NY	Maiden Hotel, LLC	10,000	-	20%	March 8, 2009
Hilton Garden Inn - Dover, DE	44 Aasha Hospitality Associates, LLC	1,000	-	10%	November 1, 2009	*
Hilton Garden Inn/Homewood Suites - Brooklyn, NY	167 Johnson Street, LLC
Tranche 1		-	11,000	11%
Tranche 2		-	9,000	13.5%
Discount		-	(1,533)
Total Hilton Garden Inn/Homewood Suites - Brooklyn, NY		-	18,467

Total Development Loans Receivable		$81,500	$58,183

* Indicates borrower is a related party
** Represents current maturity date in effect.    Agreements for our development loans receivable typically allow for two one-year extensions which can be exercised by the borrower if the loan is not in default.

We monitor our portfolio of development loans on an on-going basis to determine collectability of the loan principal and accrued interest.    As part of our review we determined that the developer of the Hilton Garden Inn/Homewood Suites – Brooklyn, NY has failed to make payments to the senior lender on the property’s first mortgage.      After discussions with the developer and the senior lender, we have determined that the fair value of the loan receivable and discount is $0 as of December 31, 2008.      As a result, we incurred an impairment charge for the remaining principal of $18,748, which is net of unamortized discount in the amount of $1,252.    A receivable for uncollected interest income of $569, which is net of unrecognized deferred loan fees of $143, was also recorded as an impairment charge.

Subsequent to December 31, 2008, we determined that our development loans to Brisam East 52, LLC and Brisam Greenwich, LLC, which were secured by the equity interest in each entity, were permanently impaired.    We ceased accruing interest on the loans effective July 1, 2009.    As of September 30, 2009, we determined that the fair value of each loan receivable is $0 and have incurred an impairment charge for the remaining principal on these loans in the aggregate amount of $21,408 (unaudited), which includes $1,408 (unaudited) of interest income paid in-kind.    The fair value of these loans was determined using Level 3 inputs, which are typically unobservable and are based on our own assumptions, as there is little, if any, related market activity.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007, AND 2006
[IN THOUSANDS, EXCEPT SHARE AND  PER SHARE AMOUNTS]

NOTE 4 - DEVELOPMENT LOANS RECEIVABLE AND LAND LEASES (continued)

Advances and repayments on our development loans receivable consisted of the following for the years ended December 31, 2008, 2007, and 2006:

	2008	2007	2006
Balance at January 1	$58,183	$47,016	$32,450
New Advances	64,200	65,700	51,616
Repayments	(22,416)	(53,000)	(37,050)
Discount recorded	-	(1,687)	-
Amortization of discount	281	154	-
Impairment of Development Loan Receivable, net of discount	(18,748)	-	-
Balance at December 31	$81,500	$58,183	$47,016

We acquire land and improvements and lease them to entities, including entities in which our executive officers and affiliated trustees own an interest, to enable such entities to construct hotels and related improvements on the leased land.    The land is leased under fixed lease agreements which earn rents at a minimum rental rate of 10% of our net investment in the leased property. Additional rents are paid by the lessee for the interest on the mortgage, real estate taxes and insurance. Revenues from our land leases are recorded in land lease revenue on our consolidated statement of operations.    All expenses related to the land leases are recorded in operating expenses as land lease expense.    Leased land and improvements are included in investment in hotel properties on our consolidated balance sheet.    As of December 31, 2008 and 2007 our investment in leased land and improvements consists of the following:

	Investment In Leased Properties
Location	Land	Improvements	Other	Total Investment	Debt	Net Investment	Acquisition/ Lease Date	Lessee

440 West 41st Street, New York, NY	$10,735	$11,051	$196	$21,982	$12,100	$9,882	7/28/2006	Metro Forty First Street, LLC
39th Street and 8th Avenue, New York, NY	21,774	-	541	22,315	13,250	9,065	6/28/2006	Metro 39th Street Associates, LLC
Nevins Street, Brooklyn, NY	10,650	-	269	10,919	6,500	4,419	6/11/2007 & 7/11/2007	H Nevins Street Associates, LLC	*

Total	$43,159	$11,051	$1,006	$55,216	$31,850	$23,366

* Indicates lessee is a related party

*  Indicates lessee is a related party

Subsequent to December 31, 2008, we transferred our investment in the land parcel located at 440 West 41st Street, New York, NY to Metro Forty First Street, LLC, an entity controlled by a non-affiliated third party.  As such, the Company has reclassified the operating revenues and expenses for this land parcel as income (loss) from discontinued operations.  See “Note 12 – Discontinued Operations” for more information related to this transfer.

Also subsequent to December 31, 2008, the Company classified the land parcels located at 39th Street and 8th Avenue, New York, NY, and Nevins Street, Brooklyn, NY as “Assets Held for Sale”.  As such, the Company has reclassified the operating revenues and expenses for this land parcel as income (loss) from discontinued operations.  We determined that the carrying values of the two land parcels exceeded their respective fair values and we recorded an impairment of $14,545 (unaudited) as of September 30, 2009.    We also determined that accrued rents under the leases were uncollectible and accrued rents receivable of $1,579 (unaudited) was expensed during the three months ended September 30, 2009.    See “Note 12 – Discontinued Operations” for more information related to this transfer.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007, AND 2006
[IN THOUSANDS, EXCEPT SHARE AND  PER SHARE AMOUNTS]

NOTE 5 — OTHER ASSETS

Other Assets consisted of the following at December 31, 2008 and 2007:

	2008	2007

Transaction Costs	$237	$209
Investment in Statutory Trusts	1,548	1,548
Notes Receivable	1,267	2,581
Due from Lessees	1,907	1,986
Prepaid Expenses	3,182	3,402
Interest due on Development Loans to Non-Related Parties	2,024	1,456
Deposits on Property Improvement Plans	149	640
Hotel Purchase Option	933	2,620
Other	2,270	1,591
	$13,517	$16,033

Transaction Costs - Transaction costs include legal fees and other third party transaction costs incurred relative to entering into debt facilities, issuances of equity securities or acquiring interests in hotel properties are recorded in other assets prior to the closing of the respective transactions.

Investment in Statutory Trusts - We have an investment in the common stock of Hersha Statutory Trust I and Hersha Statutory Trust II. Our investment is accounted for under the equity method.

Notes Receivable – Notes receivable as of December 31, 2007 includes a loan made to one of our unconsolidated joint venture partners in the amount of $1,120 bearing interest at 13.5% with a maturity date of December 27, 2008.    Notes receivable as of December 31, 2007 also included $1,350 extended in November and December 2006 to the purchaser of the Holiday Inn Express, Duluth, GA; Comfort Suites, Duluth, GA; Hampton Inn, Newnan, GA; and the Hampton Inn Peachtree City, GA (collectively the “Atlanta Portfolio”).    The Atlanta Portfolio notes receivables were repaid in September 2008.    Notes receivable as of December 31, 2008 includes a loan made to one of our unconsolidated joint venture partners in the amount of $1,267 bearing interest at 11% with a maturity date of December 31, 2009.

Due from Lessees - Due from lessees represent rents due under our land lease and hotel lease agreements.

Prepaid Expense - Prepaid expenses include amounts paid for property tax, insurance and other expenditures that will be expensed in the next twelve months.

Interest due on Development Loans – Interest due on development loans represents interest income due from loans extended to non-related parties that are used to enable such entities to construct hotels and conduct related improvements on specific hotel projects.  This excludes interest due on development loans from loans extended to related parties in the amounts of $761 and $135, as of December 31, 2008 and 2007, respectively, which is included in the Due from Related Parties caption on the face of the consolidated balance sheets.

Deposits on Property Improvement Plans – Deposits on property improvement plans consists of amounts advanced to HHMLP that is to be used to fund capital expenditures as part of our property improvement programs at certain properties.

Hotel Purchase Option – We have options to acquire interests in two hotel properties at fixed purchase prices.    An option valued at $1,687 is for the development property related to the impaired development loan receivable noted in Footnote 4.    We determined that the fair value of this option as of December 31, 2008 is $0.    Therefore, we recorded an impairment charge for the option value of $1,687, which is included in Impairment of Development Loan Receivable and Other Asset on the Company’s consolidated statements of operations.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007, AND 2006
[IN THOUSANDS, EXCEPT SHARE AND  PER SHARE AMOUNTS]

NOTE 6 - DEBT

Mortgages and Notes Payable

The total mortgages payable balance at December 31, 2008, and December 31, 2007, was $603,538 and $567,507, respectively, and consisted of mortgages with fixed and variable interest rates ranging from 4.0% to 8.94%. The maturities for the outstanding mortgages ranged from July 2009 to January 2032. Aggregate interest expense incurred under the mortgages payable totaled $34,855,  $33,767 and $20,579 during 2008, 2007 and 2006, respectively. The mortgages are secured by first deeds of trust on various hotel properties with a combined net book value of $919,815 and $829,008 as of December 31, 2008, and 2007, respectively.    Our indebtedness contains various financial and non-financial event of default covenants customarily found in financing arrangements.    Our mortgages payable typically require that specified debt service coverage ratios be maintained with respect to the financed properties before we can exercise certain rights under the loan agreements relating to such properties.    If the specified criteria are not satisfied, the lender may be able to escrow cash flow.    As of December 31, 2008 we were in compliance with all event of default covenants under the applicable loan agreement.

We have two junior subordinated notes payable in the aggregate amount of $51,548 to the Hersha Statutory Trusts pursuant to indenture agreements. The $25,774 note issued to Hersha Statutory Trust I will mature on June 30, 2035, but may be redeemed at our option, in whole or in part, beginning on June 30, 2010 in accordance with the provisions of the indenture agreement. The $25,774 note issued to Hersha Statutory Trust II will mature on July 30, 2035, but may be redeemed at our option, in whole or in part, beginning on July 30, 2010 in accordance with the provisions of the indenture agreement. The note issued to Hersha Statutory Trust I bears interest at a fixed rate of 7.34% per annum through June 30, 2010, and the note issued to Hersha Statutory Trust II bears interest at a fixed rate of 7.173% per annum through July 30, 2010. Subsequent to June 30, 2010 for notes issued to Hersha Statutory Trust I and July 30, 2010 for notes issued to Hersha Statutory Trust II, the notes bear interest at a variable rate of LIBOR plus 3.0% per annum.    Interest expense in amount of $3,729, $3,793, and $3,766 was recorded during the years ended December 31, 2008, 2007, and 2006, respectively.

As part of the acquisition of the Hyatt Summerfield Suites Portfolio, HHLP entered into a management agreement with Lodgeworks, L.P. (“Lodgeworks”).    Lodgeworks extended an interest-free loan to HHLP for working capital contributions that are due at either the termination or expiration of the management agreement.    Because the interest rate on the note payable is below the market rate of interest at the date of the acquisition, a discount was recorded on the note payable.    The discount reduced the principal balances recorded in the mortgages and notes payable and is being amortized over the remaining life of the loan and is recorded as interest expense.    The balance of the note payable, net of unamortized discount, was $274 as of December 31, 2008 and $253 as of December 31, 2007.

Aggregate annual principal payments for the Company’s mortgages and notes payable for the five years following December 31, 2008 and thereafter are as follows:

Year Ending December 31,	Amount

2009	72,196
2010	21,833
2011	41,587
2012	11,938
2013	25,265
Thereafter	482,602
Unamortized Discount	(61)
$655,360

The loan agreements for two debt obligations totaling $34,100, which mature during the next twelve months, contain extension options that can be exercised at our discretion, effectively extending the maturity of $12,100 to 2011 and extending the maturity of $22,000 to 2012.    As of December 31, 2008, mortgages and notes payable and borrowings under our line of credit had a carrying value of $743,842, which exceeded the fair value by approximately $48,511 due to an increase in market borrowing rates.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007, AND 2006
[IN THOUSANDS, EXCEPT SHARE AND  PER SHARE AMOUNTS]

NOTE 6 – DEBT (continued)

Revolving Line of Credit

On October 14, 2008, we entered into a Revolving Credit Loan and Security Agreement with T.D. Bank, NA and various other lenders.  The credit agreement provides for a revolving line of credit in the principal amount of up to $175,000, including a sub-limit of $25,000 for irrevocable stand-by letters of credit. The existing bank group has committed $135,000, and the credit agreement is structured to allow for an increase of an additional $40,000 under the line of credit, provided that additional collateral is supplied.

On October 14, 2008, our previous line of credit was terminated and replaced by the new line of credit and as a result all amounts outstanding under our previous credit facility were repaid with borrowings from our new credit facility. Additional borrowings under the line of credit provided by T.D. Bank, NA may be used for working capital and general corporate purposes, including payment of distributions or dividends and for the future purchase of additional hotels.    The line of credit expires on December 31, 2011, and, provided no event of default has occurred and remains uncured, we may request that T.D. Bank, NA and the other lenders renew the line of credit for an additional one-year period.

At HHLP’s option, the interest rate on the line of credit is either (i) the Wall Street Journal variable prime rate per annum or (ii) LIBOR available for the periods of 1, 2, 3, or 6 months plus two and one half percent (2.5%) per annum.    Our interest rate swap agreement entered into on February 1, 2008 which fixed the interest rate on a $40,000 portion of our existing line of credit remains in place.    See Note 8 for more information on this interest rate swap.

The line of credit is collateralized by a first lien-security interest in all existing and future assets of HHLP, a collateral assignment of all hotel management contracts of the management companies in the event of default, and title-insured, first-lien mortgages on the following properties:

- Fairfield Inn, Laurel, MD	- Holiday Inn Express, Hershey, PA
- Hampton Inn, Danville, PA	- Holiday Inn Express, New Columbia, PA
- Hampton Inn, Philadelphia, PA	- Mainstay Suites and Sleep Inn, King of Prussia, PA
- Holiday Inn, Norwich, CT	- Residence Inn, Langhorne, PA
- Holiday Inn Express, Camp Springs, MD	- Residence Inn, Norwood, MA
- Holiday Inn Express and Suites, Harrisburg, PA	- Sheraton Hotel, JFK Airport, New York, NY

The credit agreement providing for the line of credit includes certain financial covenants and requires that we maintain (1) a minimum tangible net worth of $300,000; (2) a maximum accounts and other receivables from affiliates of $125,000; (3) annual distributions not to exceed 95% of adjusted funds from operations; (4) maximum variable rate indebtedness to total debt of 30%; and (5) certain financial ratios, including the following:

·	a debt service coverage ratio of not less than 1.35 to 1.00;
·	a total funded liabilities to gross asset value ratio of not more than 0.67 to 1.00; and
·	a EBITDA to debt service ratio of not less than 1.40 to 1.00;

The Company maintained a line of credit balance of $88,421 at December 31, 2008 and $43,700 at December 31, 2007. The Company recorded interest expense of $3,094, $4,239 and $2,134 related to the line of credit borrowings, for the years ended December 31, 2008, 2007, and 2006, respectively. The weighted average interest rate on our Line of Credit during the years ended December 31, 2008, 2007, and 2006 was 5.07%, 7.30%, and 7.33%, respectively.    As of December 31, 2008 our remaining borrowing capacity under the Line of Credit was $42,143.

Capitalized Interest

We utilize mortgage debt and our revolving line of credit to finance on-going capital improvement projects at our properties.    Interest incurred on mortgages and the revolving line of credit that relates to our capital improvement projects is capitalized through the date when the assets are placed in service.    For the years ended December 31, 2008 and 2007, we capitalized $544  and $389, respectively, of interest expense related to these projects.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007, AND 2006
[IN THOUSANDS, EXCEPT SHARE AND  PER SHARE AMOUNTS]

NOTE 6 – DEBT (continued)

Deferred Costs

Costs associated with entering into mortgages and notes payable and our revolving line of credit are deferred and amortized over the life of the debt instruments. Amortization of deferred costs is recorded in interest expense. As of December 31, 2008, deferred costs were $9,157, net of accumulated amortization of $3,606.   Deferred costs were $8,048, net of accumulated amortization of $3,252, as of December 31, 2007. Amortization of deferred costs for the years ended December 31, 2008, 2007, and 2006 was $2,030, $1,724 and $944, respectively.

Debt Extinguishment

On July 1, 2008, we settled on the defeasance of loans associated with four of our properties.    These mortgage loans had an aggregate outstanding principal balance of approximately $11,028 as of June 30, 2008.    As a result of this extinguishment, we expensed $1,399 in unamortized deferred costs and defeasance premiums for three of the four properties, which are included in the Debt Extinguishment caption on the consolidated statements of operations for the year ended December 31, 2008 and now serve as collateral for our revolving credit facility entered into on October 14, 2008. The fourth property, the Holiday  Inn  Conference  Center, New Cumberland, PA was sold on October 30, 2008 and $19 in unamortized deferred costs expensed as a result of the debt extinguishment is included in the Income (Loss) from Discontinued Operations caption on the consolidated statements of operations for the year ended December 31, 2008.

On September 30, 2008, we repaid $8,188 on our mortgage with M&T Bank for the Holiday Inn Express, Cambridge property as a result of debt refinancing.    The new debt of $11,000 has a fixed interest rate of 6.625% and a maturity date of September 30, 2023.    As a result of this extinguishment, we expensed $17 in unamortized deferred costs, which are included in the Loss on Debt Extinguishment caption on the consolidated statements of operations for the year ended December 31, 2008.

On October 14, 2008, we replaced our previous line of credit with Commerce Bank and various other lenders with a new credit facility with T.D. Bank, NA and various other lenders.    As a result of the termination of the existing line of credit, we expensed $152 in unamortized deferred costs related to the origination of the original Commerce Bank Line of Credit, which are included in the Loss on Debt Extinguishment caption on the consolidated statements of operations for the year ended December 31, 2008.

In January 2006, we replaced our line of credit with Sovereign Bank and various other lenders with a line of credit with Commerce Bank and various other lenders. As a result of this termination, we expensed $255 in unamortized deferred costs related to the origination of the Sovereign Bank line of credit, which are included in the Loss on Debt Extinguishment caption on the consolidated statements of operations for the year ended December 31, 2006.

On April 7, 2006, we repaid $21,900 on our mortgage with Merrill  Lynch for the Hampton Inn Herald Square property as a result of a debt refinancing. The new debt of $26,500 has a fixed interest rate of 6.085% and a maturity date of May 1, 2016. As a result of this extinguishment, we expensed $534 in unamortized deferred costs and prepayment penalties, which are included in the Loss on Debt Extinguishment caption on the consolidated statements of operations for the year ended December 31, 2006.

On June 9, 2006, we repaid $34,200 on our mortgage with UBS for the McIntosh Portfolio, as a result of a debt refinancing. The new debt of $36,300 has a fixed interest rate of 6.33% and maturity date of June 11, 2016 for each of the loans associated with the McIntosh Portfolio. As a result of this extinguishment, we expensed $374 in unamortized deferred costs, which are included in the Loss on Debt Extinguishment caption on the consolidated statements of operations for the year ended December 31, 2006.

On September 9, 2006, we repaid $8,287 on our mortgage with South New Hampshire Bank for the Residence Inn, Norwood, using proceeds from a draw on our line of credit with Commerce Bank. In connection with the mortgage assumption, the seller agreed to reimburse all pre-payment related fees associated with this payoff.

On December 27, 2006, we repaid $12,907 on our mortgage with GE Capital for the Hilton Garden Inn, JFK, NY property as a result of a debt payoff.    The new debt of $21,000 was acquired on March 7, 2007 and has a fixed interest rate of 5.82% and a maturity date of March 1, 2017.    As a result of this extinguishment, we expensed $322 in prepayment penalties, which are included in the Loss on Debt Extinguishment caption on the consolidated statements of operations for the year ended December 31, 2006.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007, AND 2006
[IN THOUSANDS, EXCEPT SHARE AND  PER SHARE AMOUNTS]

NOTE 7 - COMMITMENTS AND CONTINGENCIES AND RELATED PARTY TRANSACTIONS

We are the sole general partner in our operating partnership subsidiary, HHLP, which is indirectly the sole general partner of the subsidiary partnerships. At December 31, 2008, there were 8,746,300 non-controlling OP Units outstanding with a fair market value of $26,239, based on the price per share of our common shares on the New York Stock Exchange on such date.    These units are redeemable by the unitholders for cash or, at our option, common shares on a one-for-one basis.

Management Agreements

Our wholly owned TRS, 44 New England, engages eligible independent contractors pursuant to REIT qualifications, including HHMLP, as the property managers for hotels it leases from us pursuant to management agreements. Our management agreements with HHMLP provide for five-year terms and are subject to early termination upon the occurrence of defaults and certain other events described therein. As required under the REIT qualification rules, HHMLP must qualify as an “eligible independent contractor” during the term of the management agreements. Under the management agreements, HHMLP generally pays the operating expenses of our hotels. All operating expenses or other expenses incurred by HHMLP in performing its authorized duties are reimbursed or borne by our TRS to the extent the operating expenses or other expenses are incurred within the limits of the applicable approved hotel operating budget. HHMLP is not obligated to advance any of its own funds for operating expenses of a hotel or to incur any liability in connection with operating a hotel.    Management agreements with other unaffiliated hotel management companies have similar terms.

For its services, HHMLP receives a base management fee, and if a hotel exceeds certain thresholds, an incentive management fee. The base management fee for a hotel is due monthly and is equal to 3% of gross revenues associated with each hotel managed for the related month. The incentive management fee, if any, for a hotel is due annually in arrears on the ninetieth day following the end of each fiscal year and is based upon the financial performance of the hotels.      For the years ended December 31, 2008, 2007 and 2006, base management fees incurred totaled $6,136, $5,571 and $4,361, respectively and are recorded as Hotel Operating Expenses.    For the years ended December 31, 2008, 2007 and 2006, incentive management fees of $363, $0, and $0, respectively were recorded as Hotel Operating Expenses.

Franchise Agreements

Our branded hotel properties are operated under franchise agreements assumed by the hotel property lessee. The franchise agreements have 10 to 20 year terms but may be terminated by either the franchisee or franchisor on certain anniversary dates specified in the agreements. The franchise agreements require annual payments for franchise royalties, reservation, and advertising services, and such payments are based upon percentages of gross room revenue. These payments are paid by the hotels and charged to expense as incurred.    Franchise fee expense for the years ended December 31, 2008, 2007, and 2006 was $17,041, $16,333 and $9,773 respectively.    The initial fees incurred to enter into the franchise agreements are amortized over the life of the franchise agreements.

Administrative Services Agreement

Each of the wholly owned hotels and consolidated joint venture hotel properties managed by HHMLP incurs a monthly accounting and information technology fee.      Monthly fees for accounting services are $2 per property and monthly information technology fees are $0.5 per property. In addition, each of the wholly owned hotels not managed by HHMLP, but for which the accounting is provided by HHMLP incurs a monthly accounting fee of $3.      For the years ended December 31, 2008, 2007 and 2006, the Company incurred accounting fees of $1,426, $1,408 and $1,053, respectively.    For the years ended December 31, 2008, 2007 and 2006, the Company incurred information technology fees of $316, $276 and $251, respectively. Administrative services fees, accounting fees, and information technology fees are included in General and Administrative expenses.

Capital Expenditure Fees

Beginning April 1, 2006, HHMLP began to charge a 5% fee on all capital expenditures and pending renovation projects at the properties as compensation for procurement services related to capital expenditures and for project management of renovation projects.    For the years ended December 31, 2008, 2007 and 2006, we incurred fees of $271, $292, and $155, respectively, which were capitalized in with the cost of fixed asset additions.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007, AND 2006
[IN THOUSANDS, EXCEPT SHARE AND  PER SHARE AMOUNTS]

NOTE 7 - COMMITMENTS AND CONTINGENCIES AND RELATED PARTY TRANSACTIONS (continued)

Acquisitions from Affiliates

We have entered into an option agreement with each of our officers and affiliated trustees such that we obtain a right of first refusal to purchase any hotel owned or developed in the future by these individuals or entities controlled by them at fair market value. This right of first refusal would apply to each party until one year after such party ceases to be an officer or trustee of our Company. Our Acquisition Committee of the Board of Trustees is comprised solely of independent trustees, and the purchase prices and all material terms of the purchase of hotels from related parties are approved by the Acquisition Committee.

Hotel Supplies

For the years ended December 31, 2008, 2007 and 2006, we incurred expenses of $1,588, $2,113 and $1,686, respectively, for hotel supplies from Hersha Hotel Supply, an unconsolidated related party, which are expenses included in Hotel Operating Expenses. Approximately $39 and $149 is included in accounts payable at December 31, 2008 and 2007.

Due From Related Parties

The Due from Related Party balance as of December 31, 2008 and December 31, 2007 was approximately $4,645 and $1,256, respectively. The balances primarily consisted of accrued interest due on our development loans, and the remaining due from related party balance are receivables owed from our unconsolidated joint ventures.

Due to Related Parties

The Due to Related Parties balance as of December 31, 2008 and December 31, 2007 was approximately $1,352 and $2,025, respectively. The balances consisted of amounts payable to HHMLP for administrative, management, and benefit related fees.

Hotel Ground Rent

During 2003, in conjunction with the acquisition of the Hilton Garden Inn, Edison, NJ, we assumed a land lease from a third party with an original term of 75 years. Monthly payments as determined by the lease agreement are due through the expiration in August 2074. On February 16, 2006, in conjunction with the acquisition of the Hilton Garden Inn, JFK  Airport, we assumed a land lease with an original term of 99 years.    Monthly payments are determined by the lease agreement and are due through the expiration in July 2100.    On June 13, 2008, in conjunction with the acquisition of the Sheraton Hotel, JFK  Airport, we assumed a land lease with an original term of 99 years.    Monthly payments are determined by the lease agreement and are due through the expiration in November 2103.    Each land leases provide rent increases at scheduled intervals. We record rent expense on a straight-line basis over the life of the lease from the beginning of the lease term. For the years ended December 31, 2008, 2007 and 2006, we incurred $1,040, $856, and $804 respectively, in hotel ground rent from continuing operations under the agreements.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007, AND 2006
[IN THOUSANDS, EXCEPT SHARE AND  PER SHARE AMOUNTS]

NOTE 7 - COMMITMENTS AND CONTINGENCIES AND RELATED PARTY TRANSACTIONS (continued)

Future minimum lease payments (without reflecting future applicable Consumer Price Index increases) under these agreements are as follows:

Year Ending December 31,	Amount

2009	$891
2010	905
2011	935
2012	975
2013	981
Thereafter	93,160
$97,847

Litigation

We are not presently subject to any material litigation nor, to our knowledge, is any other litigation threatened against us, other than routine actions for negligence or other claims and administrative proceedings arising in the ordinary course of business, some of which are expected to be covered by liability insurance and all of which collectively are not expected to have a material adverse effect on our liquidity, results of operations or business or financial condition.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007, AND 2006
[IN THOUSANDS, EXCEPT SHARE AND  PER SHARE AMOUNTS]

NOTE 8 — FAIR VALUE MEASUREMENTS AND DERIVATIVE INSTRUMENTS

Fair Value Measurements

Our determination of fair value measurements are based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, we utilize a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).

Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access. Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

As of December 31, 2008, the Company’s derivative instruments represented the only financial instruments measured at fair value.    Currently, the Company uses derivative instruments, such as interest rate swaps and caps, to manage its interest rate risk.      The valuation of these instruments is determined using widely accepted valuation techniques, including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs.

The Company incorporates credit valuation adjustments to appropriately reflect both its own nonperformance risk and the respective counterparty’s nonperformance risk in the fair value measurements.    In adjusting the fair value of its derivative contracts for the effect of nonperformance risk, the Company has considered the impact of netting and any applicable credit enhancements, such as collateral postings, thresholds, mutual puts, and guarantees.

Although the Company has determined that the majority of the inputs used to value its derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with its derivatives utilize Level 3 inputs, such as estimates of current credit spreads, to evaluate the likelihood of default by itself and its counterparties.    However, as of December 31, 2008, the Company has assessed the significance of the effect of the credit valuation adjustments on the overall valuation of its derivative positions and has determined that the credit valuation adjustments are not significant to the overall valuation of its derivatives. As a result, the Company has determined that its derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.

Derivative Instruments

On January 15, 2008, we entered into an interest rate swap agreement that fixes the interest rate on the variable rate mortgage, bearing interest at one month U.S. dollar LIBOR plus 2.0%, originated to finance the acquisition of the nu Hotel, Brooklyn, NY.    Under the terms of this interest rate swap, we pay fixed rate interest of 3.245% on the $13,240 notional amount and we receive floating rate interest equal to the one month U.S. dollar LIBOR, effectively fixing our interest at a rate of 5.245%.    On January 12, 2009, we entered into a new interest rate swap agreement for this variable rate mortgage, bearing interest at one month U.S. LIBOR plus 2.0%.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007, AND 2006
[IN THOUSANDS, EXCEPT SHARE AND  PER SHARE AMOUNTS]

NOTE 8 — FAIR VALUE MEASUREMENTS AND DERIVATIVE INSTRUMENTS (continued)

Under the terms of this interest rate swap, we pay fixed rate interest of 1.1925% up to a $18,000 notional amount and we receive floating rate interest equal to the one month U.S. LIBOR, effectively fixing our interest at a rate of 3.1925%.    This interest rate swap matures on January 10, 2011.

On February 1, 2008, we entered into an interest rate swap agreement that fixes the interest rate on a $40,000 portion of our floating revolving credit facility with Commerce Bank, which bears interest at one month U.S. dollar LIBOR plus 2.0%.    Under the terms of this interest rate swap, we pay fixed rate interest of 2.6275% on the $40,000 notional amount and we receive floating rate interest equal to the one month U.S. dollar LIBOR, effectively fixing our interest on this portion of the line of credit at a rate of 4.6275%.    This interest rate swap agreement matured on February 1, 2009, and we did not replace it with another agreement.

On December 31, 2008, we entered into an interest rate swap agreement that fixes the interest rate on a variable rate mortgage, bearing interest at one month U.S. dollar LIBOR plus 3.0%, originated upon the refinance of the debt associated with the Hilton Garden Inn, Edison, NJ.    Under the terms of this interest rate swap, we pay fixed rate interest of 1.37% and we receive floating rate interest equal to the one month U.S. dollar LIBOR, effectively fixing our interest at a rate of 4.37%.    The notional amount amortizes in tandem with the amortization of the underlying hedged debt and is $7,300 as of December 31, 2008.

We maintain an interest rate cap that effectively fixes interest payments when LIBOR exceeds 5.75% on our debt financing Hotel 373, New York, NY.    The notional amount of the interest rate cap is $22,000 and equals the principal of the variable interest rate debt being hedged.

We maintain an interest rate swap that fixes our interest rate on a variable rate mortgage on the Sheraton Four Points, Revere, MA.    Under the terms of this interest rate swap, we pay fixed rate interest of 4.73% of the notional amount and we receive floating rate interest equal to the one month U.S. dollar LIBOR.    The notional amount amortizes in tandem with the amortization of the underlying hedged debt and is $7,619 as of December 31, 2008.    We entered into this interest rate swap in July of 2004 and designated it as a cash flow hedge in November of 2004 when the fair value of the swap was a liability of $342, causing ineffectiveness in the hedge relationship.    Prior to January 1, 2008, the hedge relationship was deemed to be effective and the change in fair value related to the effective portion of the interest rate swap was recorded in Accumulated Other Comprehensive Income on the Balance Sheet.    Subsequent to January 1, 2008, the hedge relationship was no longer deemed to be effective.  The change in fair value of this interest rate swap for the  year ended December 31, 2008 was a loss of $52 and was recorded in Interest Expense on the Statement of Operations.

At December 31, 2008 and December 31, 2007, the fair value of the interest rate swaps and cap were:

				Value
Date of Transaction	Hedged Debt	Type	Maturity Date	December 31, 2008	December 31, 2007
July 2, 2004	Variable Rate Mortgage - Sheraton Four Points, Revere, MA	Swap	July 23, 2009	$(172)	$(120)
July 1, 2007	Variable Rate Mortgage - Hotel 373, New York, NY	Cap	April 9, 2009	-	1
January 15, 2008	Variable Rate Mortgage - Nu Hotel, Brooklyn, NY	Swap	January 12, 2009	(6)	-
February 1, 2008	Revolving Variable Rate Credit Facility	Swap	February 1, 2009	(74)	-
December 31, 2008	Variable Rate Mortgage - Hilton Garden Inn, Edison, NJ	Swap	January 1, 2011	(25)
				$(277)	$(119)

The fair value of the derivative instrument is included in Accounts Payable, Accrued Expenses and Other Liabilities at December 31, 2008 and December 31, 2007.

The change in fair value of derivative instruments designated as cash flow hedges was a loss of $86, $256, and $94 for the years ended December 31, 2008, 2007, and 2006, respectively.    These unrealized losses were reflected on our Balance Sheet in Accumulated Other Comprehensive Income. Hedge ineffectiveness of $1, $15, and $14 on cash flow hedges was recognized in interest expense for the years ended December 31, 2008, 2007, and 2006, respectively.

Amounts reported in accumulated other comprehensive income related to derivatives will be reclassified to interest expense as interest payments are made on the Company’s variable-rate debt. The change in net unrealized gains/losses on cash flow hedges reflects a reclassification of $13 of net unrealized gains/losses from accumulated other comprehensive income as a reduction to interest expense during 2008. During 2009, the Company estimates that an additional $37 will be reclassified as a reduction to interest expense.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007, AND 2006
[IN THOUSANDS, EXCEPT SHARE AND  PER SHARE AMOUNTS]

NOTE 9 - SHARE-BASED PAYMENTS

In May 2008, the Company established the Hersha Hospitality Trust 2008 Equity Incentive Plan (the “2008 Plan”) for the purpose of attracting and retaining executive officers, employees, trustees and other persons and entities that provide services to the Company. Prior to the 2008 Plan, the Company made awards pursuant to the 2004 Equity Incentive Plan (the “2004 Plan”).    Upon approval of the 2008 Plan by the Company’s shareholders on May 22, 2008, the Company terminated the 2004 Plan.    Termination of the 2004 Plan did not have any effect on equity awards and grants previously made under that plan.

Executives

Compensation expense related to restricted stock awards issued to executives of the Company of $1,411, $766 and $293 was incurred during the years ended December 31, 2008, 2007 and 2006, respectively, related to the restricted share awards and is recorded in general and administrative expense on the statement of operations. Unearned compensation as of December 31, 2008 and 2007 was $4,118 and $3,008, respectively.    The following table is a summary of all of the grants issued to executives under the 2004 and 2008 Plans:

					Shares Vested		Unearned Compensation
					December 31,		December 31,
Original Issuance Date	Shares Issued	Share Price on date of grant	Vesting Period	Vesting Schedule	2008	2007	2008	2007
June 1, 2005	71,000	$9.60	4 years	25%/year	53,250	35,500	$71	$242
June 1, 2006	89,500	$9.40	4 years	25%/year	44,750	22,375	298	508
June 1, 2007	214,582	$12.32	4 years	25%/year	53,645	-	1,597	2,258
June 2, 2008	278,059	$8.97	4 years	25%/year	-	-	2,130	-
September 30, 2008	3,616	$7.44	1-4 years	25-100%/year	-	-	22	-
	656,757				151,645	57,875	$4,118	$3,008

Trustees

Compensation expense related to stock awards issued to the Board of Trustees of $91, $86, and $45 was incurred during the years ended December 31, 2008, 2007, and 2006.      All shares issued to the Board of Trustees are immediately vested.    The following table is a summary of all of the grants issued to trustees under the 2004 and 2008 Plans:

Date of Award Issuance	Shares Issued	Share Price on date of grant
March 1, 2005	2,095	$11.97
January 3, 2006	5,000	9.12
January 2, 2007	4,000	11.44
July 2, 2007	4,000	12.12
January 2, 2008	4,000	9.33
June 2, 2008	6,000	8.97
January 2, 2009	12,500	2.96
	37,595

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007, AND 2006
[IN THOUSANDS, EXCEPT SHARE AND  PER SHARE AMOUNTS]

NOTE 10 - EARNINGS PER SHARE

The following table is a reconciliation of the income (numerator) and weighted average shares (denominator) used in the calculation of basic earnings per common share and diluted earnings per common share.  The computation of basic and diluted earnings per share is presented below.

	Year Ended
	December 31, 2008	December 31, 2007	December 31, 2006
Numerator:
BASIC AND DILUTED*
(Loss) Income from Continuing Operations	$(14,172)	$14,556	$3,690
Loss (Income) from Continuing Operations allocated to Noncontrolling Interests	2,134	(1,612)	(354)
Distributions to 8.0% Series A Preferred Shareholders	(4,800)	(4,800)	(4,800)
Dividends Paid on Unvested Restricted Shares	(329)	(197)	(95)
(Loss) Income from Continuing Operations applicable to Common Shareholders	(17,167)	7,947	(1,559)

Discontinued Operations
Income from Discontinued Operations	3,743	5,616	2,114
Income from Discontinued Operations allocated to Noncontrolling Interests	(513)	(713)	(352)
Income from Discontinued Operations applicable to Common Shareholders	3,230	4,903	1,762

Net (Loss) Income applicable to Common Shareholders	$(13,937)	$12,850	$203

Denominator:
Weighted average number of common shares – basic	45,184,127	40,718,724	27,118,264
Effect of dilutive securities:
Stock awards	- **	- **	- **
Weighted average number of common shares - diluted*	45,184,127	40,718,724	27,118,264

* Income allocated to noncontrolling interest in the Partnership has been excluded from the numerator and OP Units have been omitted from the denominator for the purpose of computing diluted earnings per share since the effect of including these amounts in the numerator and denominator would have no impact. Weighted average OP Units outstanding for years ended December 31, 2008, 2007 and 2006 were 8,034,737, 5,464,670 and 3,554,361, respectively.

** Unvested stock awards have been omitted from the denominator for the purpose of computing diluted earnings per share for the years ended December 31, 2008, 2007 and 2006 since the effect of including these awards in the denominator would be anti-dilutive to income from continuing operations applicable to common shareholders.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007, AND 2006
[IN THOUSANDS, EXCEPT SHARE AND  PER SHARE AMOUNTS]

NOTE 10 - EARNINGS PER SHARE (continued)

	Year Ended
	December 31, 2008	December 31, 2007	December 31, 2006
Earnings Per Share:
BASIC
(Loss) Income from Continuing Operations applicable to Common Shareholders	$(0.38)	$0.20	$(0.05)
Income from Discontinued Operations applicable to Common Shareholders	0.07	0.12	0.06
Net (Loss) Income applicable to Common Shareholders	$(0.31)	$0.32	$0.01

DILUTED*
(Loss) Income from Continuing Operations applicable to Common Shareholders	$(0.38)	$0.20	$(0.05)
Income from Discontinued Operations applicable to Common Shareholders	0.07	0.12	0.06
Net (Loss) Income applicable to Common Shareholders	$(0.31)	$0.32	$0.01

* Income allocated to noncontrolling interest in the Partnership has been excluded from the numerator and OP Units have been omitted from the denominator for the purpose of computing diluted earnings per share since the effect of including these amounts in the numerator and denominator would have no impact. Weighted average OP Units outstanding for years ended December 31, 2008, 2007 and 2006 were 8,034,737, 5,464,670 and 3,554,361, respectively.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007, AND 2006
[IN THOUSANDS, EXCEPT SHARE AND  PER SHARE AMOUNTS]

NOTE 11 - CASH  FLOW DISCLOSURES AND NON-CASH INVESTING AND FINANCING ACTIVITIES

Interest paid in 2008, 2007 and 2006 totaled $41,797, $40,594, and $25,349, respectively. The following non-cash investing and financing activities occurred during 2008, 2007 and 2006:

	2008	2007	2006
Common Shares issued as part of the Dividend Reinvestment Plan	$31	$30	$29
Issuance of Common Shares to the Board of Trustees	91	95	46
Issuance of OP Units for acquisitions of hotel properties	21,624	25,781	9,940
Debt assumed in acquisition of hotel properties	30,790	70,564	101,900
Issuance of OP Units for acquisition of unconsolidated joint venture	-	6,817	-
Issuance of OP Units for acquisition of option to acquire interest in hotel property	-	933	-
Conversion of OP Units to Common Shares	1,372	2,369	650
Reallocation to noncontrolling interest	1,966	12,422	3,467
Issuance of notes receivable in disposition of hotel properties held for sale	-	-	1,350

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007, AND 2006
[IN THOUSANDS, EXCEPT SHARE AND  PER SHARE AMOUNTS]

NOTE 12 - DISCONTINUED OPERATIONS

The operating results of certain real estate assets which have been sold or otherwise qualify as held for disposition are included in discontinued operations in the statements of operations for all periods presented.

In September of 2005, our Board of Trustees authorized management of the Company to sell the Holiday Inn Express, Hartford, CT. The operating results for this hotel were reclassified to discontinued operations in the statements of operations in the statements of operations for the year ended December 31, 2006. The hotel was acquired by the Company in January 2004 and was sold on April 12, 2006. Proceeds from the sale were $3,600, and the gain on the sale was $497, of which $61 was allocated to noncontrolling interest in HHLP.    During 2004, in conjunction with the acquisition of the Holiday Inn Express, Hartford, CT, we assumed a land lease from a third party with an original term of 99 years. Monthly payments as determined by the lease agreement were due through the expiration in September 2101. Subsequent to the sale of this property in the second quarter of 2006, we did not incur further lease expense.    For the year ended December 31, 2006, we incurred $85 in hotel ground rent under this agreement, which have been reclassified to discontinued operations in the statement of operations.    The lease was assumed by the purchaser of this property.

In March of 2006, our Board of Trustees authorized management of the Company to sell four properties located in metropolitan Atlanta, Georgia. These four properties are the Holiday Inn Express, Duluth, Comfort Suites, Duluth, Hampton Inn, Newnan and the Hampton  Inn  Peachtree  City.    The operating results for these hotels were reclassified to discontinued operations in the statements of operations for the year ended December 31, 2006.    These hotels were acquired by the Company in April and May 2000 and were sold during November and December 2006.    Proceeds from the sales were $18,100, and the gain on the sale was $290, of which $33 was allocated to noncontrolling interest in HHLP. Notes receivable in the aggregate amount of $1,350 were received as part of the proceeds of the sale of the Atlanta Portfolio and were repaid in September 2008.

In September of 2007, our Board of Trustees authorized management of the Company to sell the Hampton Inn, Linden, NJ (Hampton Inn) and Fairfield Inn, Mt. Laurel, NJ (Fairfield Inn).    The Company acquired the Hampton Inn in October 2003 and the Fairfield Inn in January 2006.      The operating results for these hotels have been reclassified to discontinued operations in the statements of operations for the years ended December 31, 2007 and 2006.    Proceeds from the sales were $29,500, and the gain on the sale was $4,248, of which $503 was allocated to noncontrolling interest in HHLP.

In October 2008, the Company sold the Holiday  Inn  Conference  Center, New Cumberland, PA (Holiday Inn).    Beginning on July 1, 2006, the Company leased this hotel to an unrelated party and the lease agreement contained a purchase provision by the lessee.    Prior to July 1, 2006, this hotel was leased to our wholly owned TRS and operating revenues and expenses of the hotel were recorded in hotel operating revenues and hotel operating expenses.    The operating results for this hotel have been reclassified to discontinued operations in the statements of operations for the years ended December 31, 2008, 2007 and 2006.    Proceeds from the sale of this property were $6,456 and the gain on this sale was $2,888, of which $436 was allocated to noncontrolling interest in HHLP.

In May 2009, our Board of Trustees authorized management of the Company to sell the Mainstay Suites, Frederick, MD (Mainstay Suites) and the Comfort Inn, Frederick, MD (Comfort Inn). The operating results for these hotels were reclassified to discontinued operations in the statements of operations for years ended December 31, 2008, 2007 and 2006. The Mainstay Suites was acquired by the Company in January 2002 and the Comfort Inn in May 2004. These two properties were sold to an unrelated buyer in July 2009. These properties were sold for $10,250 (unaudited) and the gain on the sale was approximately $1,495 (unaudited).

In May 2009, our Board of Trustees authorized management of the Company to sell its 55% interest in its consolidated joint venture that owns the Sheraton Four Points, Revere, MA. The operating results for this hotel were reclassified to discontinued operations in the statements of operations for the years ended December 31, 2008, 2007 and 2006. Our interest in the hotel was acquired in March 2004 and was sold to our joint venture partner in July 2009. Proceeds from the sale were $2,500 (unaudited) and the gain on the sale was approximately $165 (unaudited).

In June 2009, our Board of Trustees authorized management of the Company to sell the Hilton Garden Inn, Gettysburg, PA. The operating results for this hotel were reclassified to discontinued operations in the statements of operations for the years ended December 31, 2008, 2007 and 2006. The hotel was acquired by the Company in July 2004 and was sold to an unrelated buyer in July 2009 for $7,750 (unaudited). The gain on the sale was approximately $208 (unaudited).

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007, AND 2006
[IN THOUSANDS, EXCEPT SHARE AND  PER SHARE AMOUNTS]

NOTE 12 - DISCONTINUED OPERATIONS (continued)

On September 24, 2009, we transferred our investment in the land parcel located at 440 West 41st Street, New York, NY to Metro Forty First Street, LLC, an entity controlled by a non-affiliated third party. This land parcel was part of the consideration given to acquire our 100% interest in York Street, LLC. The operating results from this land parcel were reclassified to discontinued operations in the statements of operations for the years ended December 31, 2008, 2007 and 2006. The land parcel was acquired in June 2007.

Our Board of Trustees authorized management of the Company to sell the Comfort Inn, North Dartmouth, MA. The operating results for this hotel were reclassified to discontinued operations in the statements of operations for the years ended December 31, 2008, 2007 and 2006. The hotel was acquired by the Company in May 2006. As of September 30, 2009, we determined that carrying value of the property exceeded fair value and we recorded an impairment charge on this property of approximately $1,558 (unaudited).    The fair value of this property was determined using Level 3 inputs, which are typically unobservable and are based on our own assumptions, as there is little, if any, related market activity.

Our Board of Trustees authorized management of the Company to sell our two remaining land parcels located at 39th Street and 8th Avenue, New York, NY and Nevins Street, Brooklyn, NY. The operating results from these land parcels were reclassified to discontinued operations in the statements of operations for the years ended December 31, 2008, 2007 and 2006. The land parcels were acquired in July 2007. As of September 30, 2009, we determined that carrying value of these land parcels exceeded fair value and we recorded an impairment charge on these land parcels of approximately $14,545 (unaudited).    The fair value of these land parcels was determined using Level 3 inputs, which are typically unobservable and are based on our own assumptions, as there is little, if any, related market activity.

We allocate interest and capital lease expense to discontinued operations for debt that is to be assumed or that is required to be repaid as a result of the disposal transaction. We allocated $2,083, $3,154, and $3,838 of interest and capital lease expense to discontinued operations for the years ended December 31, 2008, 2007, and 2006, respectively.

The following table sets forth the components of discontinued operations (excluding the gains on sale) for the years ended December 31, 2008, 2007 and 2006:

	2008	2007	2006
Revenue:
Hotel Operating Revenues	$14,302	$21,263	$30,496
Hotel Lease Revenue	628	781	391
Land Lease Revenue	5,276	4,860	2,071
Total Revenue	20,206	26,904	32,958

Expenses:
Hotel Operating Expenses	11,155	15,411	21,578
Hotel Ground Rent	-	-	85
Land Lease Expense	2,939	2,720	1,190
Real Estate and Personal Property Taxes and Property Insurance	634	1,056	1,453
Depreciation and Amortization	2,514	3,187	3,484
General and Administrative	7	8	-
Loss on Debt Extinguishment	-	-	-
Interest Expense	2,083	3,154	3,838
Other Expense	19	-	-
	19,351	25,536	31,628
Total Expenses

(Loss) Income from Discontinued Operations	$855	$1,368	$1,330

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007, AND 2006
[IN THOUSANDS, EXCEPT SHARE AND  PER SHARE AMOUNTS]

NOTE 13 - SHAREHOLDERS’ EQUITY AND NONCONTROLLING INTEREST IN PARTNERSHIP

Common Shares

The Company’s common shares are duly authorized, fully paid and non-assessable. Common shareholders are entitled to receive dividends if and when authorized and declared by the Board of Trustees of the Company out of assets legally available and to share ratably in the assets of the Company legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding up after payment of, or adequate provision for, all known debts and liabilities of the Company.

Preferred Shares

The Declaration of Trust authorizes our Board of Trustees to classify any unissued preferred shares and to reclassify any previously classified but unissued preferred shares of any series from time to time in one or more series, as authorized by the Board of Trustees. Prior to issuance of shares of each series, the Board of Trustees is required by Maryland REIT Law and our Declaration of Trust to set for each such series, subject to the provisions of our Declaration of Trust regarding the restriction on transfer of shares of beneficial interest, the terms, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, our Board of Trustees could authorize the issuance of additional preferred shares with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control in us that might involve a premium price for holders of common shares or otherwise be in their best interest.

Common Partnership Units

Units of interest in our limited partnership, or OP Units are issued in connection with the acquisition of wholly owned hotels and joint venture interests in hotel properties.    The total number of OP Units outstanding as of December 31, 2008, 2007 and 2006 was 8,746,300; 6,424,915; and 3,835,586, respectively. These units can be converted to common shares which are issuable to the limited partners upon exercise of their redemption rights. The number of shares issuable upon exercise of the redemption rights will be adjusted upon the occurrence of stock splits, mergers, consolidation or similar pro rata share transactions, that otherwise would have the effect of diluting the ownership interest of the limited partners or our shareholders. During 2008 and 2007, 175,843 and 306,460 common units were converted to Class A Common Shares, respectively.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007, AND 2006
[IN THOUSANDS, EXCEPT SHARE AND  PER SHARE AMOUNTS]

NOTE 14 - INCOME TAXES

The Company has elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with its taxable year ended December 31, 1999. To qualify as a REIT, the Company must meet a number of organizational and operational requirements, including a requirement that it currently distribute at least 90% of its adjusted taxable income to its shareholders. It is the Company’s current intention to adhere to these requirements and maintain the Company’s qualification for taxation as a REIT. As a REIT, the Company generally will not be subject to federal corporate income tax on that portion of its net income that is currently distributed to shareholders. If the Company fails to qualify for taxation as a REIT in any taxable year, it will be subject to federal income taxes at regular corporate rates (including any applicable alternative minimum tax) and may not be able to qualify as a REIT for four subsequent taxable years. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property, and to federal income and excise taxes on its undistributed taxable income.

Taxable income from non-REIT activities managed through taxable REIT subsidiaries is subject to federal, state and local income taxes. 44 New England Company, a 100% owned taxable REIT subsidiary, and Revere Hotel Group LLC, a 55% owned taxable REIT subsidiary, (collectively “Consolidated TRS”) are both entities subject to income taxes at the applicable federal, state and local tax rates.

In 2008, 2007 and 2006, 44 New England Management Company generated net operating losses (income) of $2,554,  $707 and ($420), respectively. In 2008, 2007 and 2006, Revere Hotel Group LLC generated  net operating losses of $265, $313, $521, respectively.   The Company did not record an income tax expense (benefit) for the net operating losses generated in 2008, 2007 or 2006.

There was no income tax expense (benefit) recognized by the Consolidated TRS for 2008, 2007 and 2006.

The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory federal income tax rate to pretax income as a result of the following differences:

	For the year ended December 31,
	2008	2007	2006
Computed "Expected" federal tax expense (benefit) of TRS, at 35%	$(1,251)	$(270)	$(451)
State income taxes, net of federal income tax effect	(181)	(66)	(6)
Changes in valuation allowance	1,432	336	457

Total income tax expense	$-	$-	$-

The components of consolidated TRS’s deferred tax assets as of December 31, 2008 and 2007 were as follows:

	as of December 31,
	2008	2007
Deferred tax assets:
Net operating loss carryforward	$3,185	$1,743
Depreciation	(29)	(19)
Net deferred tax assets	3,156	1,724
Valuation allowance	(3,156)	(1,724)
Deferred tax assets	$-	$-

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Based on the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Consolidated TRS will not realize the benefits of these deferred tax assets at December 31, 2008.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007, AND 2006
[IN THOUSANDS, EXCEPT SHARE AND  PER SHARE AMOUNTS]

NOTE 14 - INCOME TAXES (continued)

Earnings and profits, which will determine the taxability of dividends to shareholders, will differ from net income reported for financial reporting purposes due to the differences for federal tax purposes in the estimated useful lives and methods used to compute depreciation. The following table sets forth certain per share information regarding the Company’s common and preferred share distributions for the years ended December 31, 2008, 2007 and 2006.

	2008	2007	2006
Preferred Shares - 8% Series A
Ordinary income	86.46%	81.98%	83.05%
Capital Gain Distribution	13.54%	18.02%	16.95%
Common Shares - Class A
Ordinary income	44.61%	48.25%	28.27%
Return of Capital	48.40%	41.14%	65.85%
Capital Gain Distribution	6.99%	10.61%	5.88%

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007, AND 2006
[IN THOUSANDS, EXCEPT SHARE AND  PER SHARE AMOUNTS]

NOTE 15 - SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

	Year Ended December 31, 2008
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Total Revenues	$51,397	$66,053	$70,383	$57,663
Total Expenses	54,016	58,032	65,040	82,062
(Loss) Income from Unconsolidated Joint Ventures	(738)	1,360	1,629	(2,768)
(Loss) Income from Continuing Operations	(3,357)	9,381	6,972	(27,167)

(Loss) Income from Discontinued Operations (including Gain on Disposition of Hotel Properties)	(528)	581	788	2,901
Net (Loss) Income	(3,885)	9,962	7,760	(24,266)

(Loss) Income Allocated to Noncontrolling Interests in Continuing Operations	(1,006)	1,737	1,425	(3,777)
Preferred Distributions	1,200	1,200	1,200	1,200
Net (Loss) Income applicable to Common Shareholders	$(4,079)	$7,025	$5,135	$(21,689)
Basic and diluted earnings per share:
(Loss) Income from continuing operations applicable to common shareholders	$(0.09)	$0.15	$0.10	$(0.51)
Discontinued Operations	(0.01)	0.01	0.01	0.05
Net Loss (Income) applicable to Common Shareholders	$(0.10)	$0.16	$0.11	$(0.46)
Weighted Average Common Shares Outstanding
Basic	40,891,140	44,253,641	47,764,168	47,770,780
Diluted	40,891,140	44,253,641	47,764,168	47,770,780

	Year Ended December 31, 2007
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Total Revenues	$43,550	$59,375	$63,132	$56,539
Total Expenses	47,455	52,684	55,828	55,547
(Loss) Income from Unconsolidated Joint Ventures	(838)	1,741	1,680	892
(Loss) Income from Continuing Operations	(4,743)	8,432	8,984	1,884

(Loss) Income from Discontinued Operations (including Gain on Disposition of Hotel Properties)	(494)	539	904	4,666
Net (Loss) Income	(5,237)	8,971	9,888	6,550

(Loss) Income Allocated to Noncontrolling Interests in Continuing Operations	(999)	1,176	1,392	757
Preferred Distributions	1,200	1,200	1,200	1,200
Net (Loss) Income applicable to Common Shareholders	$(5,438)	$6,595	$7,296	$4,593
Basic and diluted earnings per share:
(Loss) Income from continuing operations applicable to common shareholders	$(0.12)	$0.15	$0.16	$0.01
Discontinued Operations	(0.01)	0.01	0.02	0.10
Net (Loss) Income applicable to Common Shareholders	$(0.13)	$0.16	$0.18	$0.11
Weighted Average Common Shares Outstanding
Basic	40,537,851	40,642,569	40,807,626	40,882,090
Diluted	40,537,851	40,642,569	40,807,626	40,882,685